                                                                  Exhibit 10.1.6

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                            EXIMBANK CREDIT AGREEMENT

                                 by and between

                              ORMAT LEYTE CO. LTD.
                                   as Borrower

                                       and

                     EXPORT-IMPORT BANK OF THE UNITED STATES

                   Eximbank Credit No. AP069721 - Philippines

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                                                                  Exhibit 10.1.6

         Section 6.01.  Representations and Warranties with Respect to Guarantee
                              Operative Date.....................................................................19
         Section 6.02.  Representations and Warranties with Respect to the Disbursement
                              Date...............................................................................30
         Section 6.03.  Acknowledgment...........................................................................30

                                       i

         Section 8.10.  Modifications to Partnership Agreement of Borrower; Additional Agreements;

                                       ii

         Section 9.13.  Transfer of Collateral; Event of Loss; Diminution of Property

                                      iii

         Section 11.19.  Headings Descriptive....................................................................73
         Section 11.20.  Prior Agreements Superseded.............................................................73
         Section 11.21.  No Recourse.............................................................................73

Schedules:

         Schedule X:        Additional Defined Terms and Principles of Construction
         Schedule 5.01(b):  Legal Opinions
         Schedule 5.01(t):  Governmental Approvals
         Schedule 6.01(h):  Litigation
         Schedule 6.01(t):  Foreign Exchange Control Approvals
         Schedule 6.01(u):  Construction Budget
         Schedule 7.03:     Insurance
         Schedule 7.07(c):  O&M Parameters
         Schedule 8.05(c):  Subordination Terms

Annexes:

         A - Form Promissory Note
         B - Request for Eximbank Disbursement to Account of Borrower C - Form
         of Post-Completion Ormat Guaranty

                                       iv

      EXIMBANK CREDIT AGREEMENT, dated as of May 13, 1996 (this "Agreement"), between ORMAT LEYTE CO. LTD., a limited partnership organized and existing under the laws of the Republic of the Philippines (the "Borrower") and EXPORT-IMPORT
BANK OF THE UNITED STATES ("Eximbank"), an agency of the United States.
Capitalized terms used herein shall be defined as provided in Section 1.01.

                                   BACKGROUND

      WHEREAS, the Borrower, the Administrative Agent, the Issuing Bank and the
Lenders are entering into the Lender Credit Agreement, pursuant to which the
Lenders have agreed, subject to the terms and conditions set forth therein, to finance, inter alia, exports from the United States to the Borrower's Country for construction of the Project and, in connection therewith, the Guaranteed
Lenders (as defined in the Eximbank Guarantee Agreement referred to below) have requested Eximbank to provide a limited guaranty of the Loans pursuant to a guarantee agreement dated as of the date hereof among Eximbank, the Guaranteed
Lenders and the Administrative Agent (the "Eximbank Guarantee Agreement");

      WHEREAS, the Borrower has requested Eximbank to establish a credit (the
"Eximbank Credit") in the maximum amount of $49,763,955 (as the same may be reduced pursuant to Section 4.01, the "Maximum Eximbank Credit Amount") in favor of the Borrower as part of the overall debt financing for construction of the
Project and it is contemplated that the proceeds of the Eximbank Credit shall be applied by the Borrower to repay in part the Loans made by the Guaranteed
Lenders;

      WHEREAS, Eximbank is prepared (i) issue its guarantee subject to the terms and conditions of the Eximbank Guarantee Agreement and (ii) to establish the
Eximbank Credit and to make the Eximbank Credit available to the Borrower on or after the Project Completion Date, subject the terms and conditions set forth in this Agreement;

      NOW THEREFORE, the parties hereto agree as follows:

      SECTION 1. DEFINITIONS AND PRINCIPLES OF CONSTRUCTION

      Section 1.01. General Definitions. Capitalized terms used in this
Agreement and not otherwise defined herein shall have the meanings assigned thereto in Schedule X attached hereto. In addition, wherever used in this
Agreement or any Annex, Exhibit or Schedule hereto, unless the context otherwise requires, the following terms shall have the following meanings:

      "Agreement" shall mean this Credit Agreement, including any Annex,
Exhibit, Schedule and other attachment hereto, as amended or otherwise modified from time to time.

      "Borrower" shall have the meaning specified in the first paragraph of this
Agreement.

      "Borrower's Country" shall mean the Republic.

      "Business Day" shall mean any day on which the Federal Reserve Bank of New
York is open for business.

      "Cash Payment" shall have the meaning set forth in Section 2.02.

      "Commitment Fee" shall have the meaning specified in Section 3.03.

      "Completion Date" shall have the meaning specified in the BOT Agreement.

      "Construction Note" shall mean the promissory note executed and delivered by the Borrower pursuant to Section 2.4 of the Lender Credit Agreement.

      "Covered Taxes" shall mean any and all present or future taxes, levies, imposts, deductions, withholdings, duties, fees, commissions or other charges, of whatsoever nature and all liabilities paid with respect thereto imposed by any Governmental Authority or taxing or monetary authority thereof, other than any tax imposed on or measured by the net income or capital of a Person pursuant to the laws of the jurisdiction of its place of incorporation or in which the principal office is located or the office from which such Person books any assigned interest of the Eximbank Credit.

      "Credit Exposure Fee" shall mean an exposure fee in the amount equal to
9.57% of the amount of the Eximbank Disbursement that represents: (i) the
Financed Portion of the Items; (ii) the IDC Financed Portion of IDC; and (iii)
the aggregate amount of the Guarantee Exposure Fee.

      "Default" shall mean any event, act or condition which, with notice, lapse of time, or both, or the fulfillment of any other requirement provided for in
Section 9, would constitute an Event of Default.

      "Disbursement Date" shall mean the date on which the Eximbank Disbursement is made by to the Borrower.

      "Eximbank Credit" shall have the meaning specified in the second WHEREAS clause hereof.

      "Eximbank Disbursement" shall mean the disbursement made under the
Eximbank Credit in accordance with the terms of this Agreement and evidenced by the Eximbank Note.

      "Eximbank Note" shall have the meaning specified in Section 3.07(a).

      "Event of Default" shall have the meaning specified in Section 9.

      "Final Disbursement Date" shall mean the earlier of (i) June 15, 1998;
provided that (x) if on or before such date, the Completion Date for the entire
Power Plant shall have actually occurred pursuant to Section 6.1 of the BOT
Agreement, or shall have been deemed to have occurred pursuant to Section 5.4(h)
of the BOT Agreement, or (y) if on June (15) 1998, Force Majeure (as defined in any of the BCE Agreement, the Construction Contract or the Supply Contract) or
default by PNOC-EDC under the BOT Agreement shall exist, or shall have existed prior to June 15, 1998, for an aggregate period m excess of fifteen (15) days, the date specified in clause (i) of this definition shall extended to March 15,
1999; and (ii) the date on which the Eximbank Credit is cancelled in full in accordance with Section 4.02.

      "Guarantee Exposure Fee" shall have the meaning set forth in the Eximbank
Guarantee Agreement.

      "Guarantee Operative Date" shall mean the date designated by Eximbank on or after which Utilizations may be made under the Lender Credit Agreement.

      "IDC" shall have the meaning specified in the Eximbank Utilization
Procedures.

      "IDC Financed Portion" shall have the meaning specified in the Eximbank
Utilization Procedures.

      "Items" shall have the meaning specified in the Eximbank Utilization
Procedures.

      "Lender Disbursement" shall mean each of the Loans disbursed from time to time pursuant to Section 2 or 3 of the Lender Credit Agreement.

      "Local Cost Financed Portion" shall have the meaning specified in the
Eximbank Utilization Procedures.

      "Local Cost Item" shall have the meaning Specified in the Eximbank
Utilization Procedures.

      "Maximum Eximbank Credit Amount" shall have the meaning specified in the second clause of this Agreement.

      "Payment Date" shall mean July 30, 1996 and, thereafter, each succeeding
October 30, January 30, April 30, and July 30.

      "Payment Default Date" shall have the meanings in Section 3.02(b).

      "Principal Amortization Commencement Date" shall mean the earlier of (i)
the Completion Date (as defined in the BOT Agreement) for the initial Plant to be constructed and tested in accordance with the terms of the Construction
Contract, the Supply Contract and the BOT Agreement and (ii) September 25, 1997.

      "Reconciliation Certificate" shall mean a reconciliation certificate in the form of Exhibit 1 to Annex B hereto.

      "Request for Eximbank Disbursement" shall mean a request for disbursement in the form of Annex B hereto.

      "Taxes" shall mean any and all present and future taxes, fees, levies, imposts, duties or charges of whatsoever nature (whether imposed by withholding or deduction or otherwise) imposed by any Governmental Authority (including without limitation any and all liabilities with respect thereto).

      "U.S." or "United States" shall mean the United States of America.

      Section 1.02. Principles of Construction. The principles of construction set forth in Schedule X apply.

                         SECTION 2. THE EXIMBANK CREDIT

      Section 2.01. Amount of the Eximbank Credit. (a) Eximbank hereby establishes the Eximbank Credit, upon the terms and conditions set forth in this
Agreement, in favor of the Borrower to enable the Borrower to (i) refinance, in an aggregate amount not to exceed $35,457,750, the Financed Portion of the costs incurred on or after March 1, 1995 by the Borrower for the purchase m the United
States and export to the Republic of the Items; (ii) refinance, in an aggregate amount not to exceed $5,832,000, the Local Cost Financed Portion of the costs incurred on or after March 1, 1995 by the Borrower for the purchase m the
Republic of the Local Cost Items; (iii) refinance in an aggregate amount not to exceed $3,124,000, the IDC Financed Portion of IDC; (iv) refinance the Guarantee
Exposure Fee; and (v) finance the Credit Exposure Fee.

      (b) On the terms and conditions hereof, Eximbank shall make the Eximbank
Credit available to the Borrower in a single Eximbank Disbursement, subject to the satisfaction of the conditions precedent to such disbursement under Section
5.02 hereof, and otherwise in accordance with Section 5.03 hereof.

      (c) The Eximbank Credit shall not under any circumstances exceed in aggregate amount the lesser of:

            (i) the sum of (a) the aggregate amount of the Financed Portion for all Items; (b) the aggregate amount of the Local Cost Financed Portion for all Local Cost Items; (c) the aggregate amount of the IDC Financed Portion for all IDC; (d) 100% of the Guarantee Exposure Fee paid to Eximbank under the Eximbank Guarantee Agreement in respect of each of the above; and (e)
      100% of the Credit Exposure Fee payable to Eximbank under this Agreement;
      and

            (ii) the Maximum Eximbank Credit Amount.

      (d) All amounts due to Eximbank under this Agreement, the Eximbank Note and the other Financing Documents are entitled to the benefit of the Security.
Any amount of the Eximbank Credit not disbursed on the Disbursement Date shall automatically be canceled upon and as of the close of business on the
Disbursement Date.

      Section 2.02. Cash Payment. The Borrower shall have made or caused to be made a cash payment for the purchase of each Item in an amount equal to not less than fifteen percent (15%) of the Contract Price of such Item (the "Cash
Payment").

      Section 2.03. Credit Availability Date. The Eximbank Credit will not be disbursed after, and Eximbank's commitment to make available the Eximbank Credit shall terminate upon, the close of business on the Final Disbursement Date.

                     SECTION 3. TERMS OF THE EXIMBANK CREDIT

      Section 3.01. Principal Repayment. Subject to Section 4.01, the Borrower
shall repay all principal amounts disbursed under the Eximbank Credit in approximately equal, successive quarterly installments (of which the maximum number shall be 38), the first such installment being due on the first Payment
Date occurring on or after the date falling two hundred ten (210) days after the
Principal Amortization Commencement Date and on each succeeding Payment Date thereafter, and ending on the Payment Date immediately preceding the Transfer
Date (as such term is defined in the BOT Agreement as in effect on the date hereof); provided, that on the last such Payment Date the Borrower shall repay in full the principal amount of the Eximbank Credit then outstanding. Eximbank has determined the initial Payment Date by adding 180 days to its calculation of the weighted midpoint of the projected Completion Date for each of the four Plants.

      Section 3.02 Interest Payment. (a) The Borrower shall pay interest on each
Payment Date, and on the date that all amounts disbursed under the Eximbank
Credit are paid in full, on all amounts disbursed and outstanding from time to time under the Eximbank Credit, beginning on the first Payment Date which is after the Disbursement Date, calculated at an interest rate per annum of 6.54%, computed on the basis of the actual number of days elapsed (including the first day but including the last day), using a 365-day year.

      (b) If ay amount of principal, accrued interest, fees or other amounts owing by the Borrower to Eximbank under this Agreement, the Eximbank Note or any other Financing Document is not paid in full when due (whether at stated
maturity, by acceleration or otherwise), the Borrower shall pay to Eximbank on demand interest on the unpaid amount (to the extent permitted by applicable law)
for the period from the date such amount was due (the "Payment Default Date")
until the date such amount was paid in full, at an interest rate per annum equal to the higher of: (i) the then applicable New Borrowing Rate (such rate to remain in effect until such amount is paid in full); and (ii) the rate specified in Section 3.02(a) above plus one percent (1.0%) per annum. For the purposes of this Agreement and the Eximbank Note, "New Borrowing Rate" shall mean the specified on the Commerce Department Economic Bulletin Board, under the heading
"Interest Rate for Credit Reform Act", for the year and calendar quarter in which the Payment Default Date occurs, and under the "Maturity Ranges" category which covers the total period of repayment described in Section 3.01.

      Section 3.03. Commitment Fee. The Borrower shall pay or cause to be paid to Eximbank a commitment fee of one-half of one percent (0.5%) per annum on the uncancelled amount of the Maximum Eximbank Credit (the "Commitment Fee"),
computed on the basis of the actual number of days elapsed (including the first day hut excluding the last day), using a 365-day year, accruing from June 8,
1996 to the earlier of (i) the Disbursement Date and (ii) the Final Disbursement
Date, and payable quarterly on each Payment Date, beginning on July 30, 1996, and on the Disbursement Date.

      Section 3.04. Credit Exposure Fee. No later than the Disbursement Date, the Borrower shall pay or cause to be paid to Eximbank the Credit Exposure Fee.
The Credit Exposure Fee may be financed by the Borrower by the inclusion of the request for such financing the Borrower's Request for Eximbank Disbursement.

      Section 3.05. Voluntary Prepayment. The Borrower may from time to tine prepay all or any part of the outstanding principal amount of the Eximbank
Credit, provided that the Borrower (i) shall have given Eximbank ten (10)
Business Days prior

written notice of the proposed amount and date of prepayment; (ii) shall have paid in full all interest which has accrued to the date of prepayment on the principal amount so prepaid, together with all other amounts then due to
Eximbank under this Agreement, the Eximbank Note, the Eximbank Guarantee
Agreement or any other Financing Document as of the date of such prepayment; and
(iii) shall pay to Eximbank a prepayment premium. The prepayment premium shall be equal to the amount by which the prepaid principal amount is less than the sum of the present values, discounted from the scheduled payment dates, of (A)
the installments of principal being prepaid, plus (B) the amounts of interest which otherwise would have accrued on such principal amounts to the scheduled repayment dates. The discount rate used to calculate such present values shall be that rate of interest specified in the weekly Federal Reserve Statistical
Release, H.15 (519) Selected Interest Rates, in the category "U.S. government securities; Treasury bills, Secondary market" for a Maturity Period (as hereafter defined) through one year, or in the category "U.S. government securities; Treasury constant maturities" for a Maturity Period of greater than one year, in the column for Business Day which is five (5) Business Days prior to the date of prepayment. "Maturity Date" shall mean the weighted average of the periods between the date of prepayment and the scheduled repayment dates of the installments of principal of the Eximbank Credit that are prepaid. All prepayments shall be applied to the installments of principal of the Eximbank
Credit in the inverse order of their maturities.

      Section 3.06. Mandatory Prepayment. On the applicable dates set forth in
Sections 3.05(a) and 3.05(d) of the Disbursement Agreement, the Borrower shall, without demand or notice, make prepayments to Eximbank using funds then made available for such purpose from the Contingency Account by the Collateral
Trustee pursuant to Sections 3.05(a) and 3.05(d) of the Disbursement Agreement.
In addition, on the date of receipt of funds from any Buyout, the Borrower shall, without demand or notice, make a prepayment to Eximbank in the amount of the then outstanding principal amount of the Eximbank Credit, together with all interest accrued thereon and all other amounts then payable to Eximbank by the
Borrower under any of the Financing Documents. In the case of any partial payments, such prepayments shall be applied to the installments of principal of the Eximbank Credit in the inverse order of their maturity. No prepayment premium is payable in connection with a mandatory prepayment pursuant to this
Section 3.06.

      Section 3.07. Eximbank Note. (a) The Borrower agrees that to evidence further its obligation to repay all amounts disbursed under the Eximbank Credit, with interest accrued thereon, it shall issue and deliver to Eximbank a promissory note dated the Disbursement Date in the form of Annex A (together with replacements and substitutions therefor, the "Eximbank Note"). The Eximbank
Note shall be valid and enforceable as to its principal amount at any time only to the extent of the amount then

disbursed and outstanding under the Eximbank Credit and, as to interest, only to the extent of the interest accrued thereon.

      (b) If requested by Eximbank pursuant Section 11.05(a)(ii), the Borrower shall issue and deliver to Eximbank a new Eximbank Note in exchange for the
Eximbank Note previously issued and delivered in accordance with this Agreement, whereupon Eximbank shall surrender such previously issued Eximbank Note to the
Borrower for cancellation.

      (c) If the Eximbank Note is mutilated, lost, stolen or destroyed, the
Borrower shall issue and deliver a new Eximbank Note of the same date, maturity and denomination as the Eximbank Note so mutilated, lost, stolen or destroyed;
provided that, in the case of any mutilated Eximbank, not such mutilate Eximbank
Note shall be returned to the Borrower, and, in the case of any lost, stolen or destroyed Eximbank Note, the Borrower shall have first received such evidence of loss, theft or destruction as shall reasonably be considered satisfactory to the
Borrower.

      Section 3.08. Method of Payment. (a) All payments to be made to Eximbank under this Agreement, the Eximbank Note or any other Financing Document (whether at stated maturity, by reason of acceleration or prepayment, or otherwise) shall be made without set-off or counterclaim in Dollars in immediately available and freely transferable funds no later than 11:00 a.m. (New York City time) on the date on which due (each such payment made after such time shall be deemed to have been made on the next succeeding Business Day) at the Federal Reserve Bank of New York for credit to the following Eximbank account as identified below:

       U.S. Treasury Department
       021030004
       TREAS NYC/CTR/
       BNF = /AC-4984 OBI =
       EXPORT-IMPORT BANK
       DUE _____________ ON EIB CREDIT NO. AP069121 - PHILIPPINES
       FROM ORMAT LEYTE CO. LTD.

      (b) Whenever any payment under this Agreement or the Eximbank Note shall be stated to be due and payable on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of any interest or fee due thereon.

      Section 3.09. Application of Payments. Eximbank shall apply payments received by it under this Agreement, the Eximbank Note or any other Financing
Document (whether at stated maturity, by reason of acceleration or prepayment or otherwise) in the following order of priority: (i) interest due pursuant to
Section 3.02(b), (ii) Commitment Fee, Credit Exposure Fee, Guarantee Exposure
Fees and all other amounts due to Eximbank under this Agreement, the Eximbank
Note or any other Financing Document and not otherwise provided for under this
Section 3.09, (iii) interest due pursuant to Section 3.02(a) and (iv)
installments of principal due.

                       SECTION 4. CANCELLATION; SUSPENSION

      Section 4.01. Mandatory Cancellation. In the event any scheduled Payment
Date for the repayment of principal of the Eximbank Credit falls on a date that is on or prior to the final Completion Date to occur in respect of the Plants comprising the Power Plant, the Maximum Eximbank Credit Amount shall be reduced, in respect of each such scheduled Payment Date occurring prior to such final
Completion Date, by an amount equal to one thirty-eighth (1/38th) of the Maximum
Eximbank Credit Amount.

      Section 4.02. Cancellation by the Borrower. The Borrower may cancel at any time all or any part of the undisbursed and uncanceled amount of the Eximbank
Credit, provided that thirty (30) days' prior written notice is given to
Eximbank. In the event of a cancellation of all or any part of the Eximbank
Credit by the Borrower, the Borrower shall pay to Eximbank, on or before the proposed date of cancellation, all Commitment Fees accrued and unpaid under
Section 3.03 in respect of the cancelled amount and all other amounts due and payable to Eximbank under this Agreement, the Eximbank Note or any other
Financing Document as of the proposed date of cancellation. Cancellation in full of the Eximbank Credit shall not terminate any provision of this agreement other than Sections 7, 8 and 9 hereof.

      Section 4.03. Suspension by Eximbank.

      (a) In the event that:

            (i) prior to the Disbursement Date, the Borrower shall fail to pay when due any Commitment Fee payable by the Borrower to Eximbank hereunder or any other amount payable by the Borrower to Eximbank hereunder, under the Eximbank Guarantee Agreement or under any other Financing Document; or

            (ii) at any time, any Lender suspends the right of the Borrower to request disbursements in accordance with the Lender Credit Agreement; or

            (iii) at any time, Lenders with twenty-five percent (25%) or more of the total Commitments provided for in respect of the Lender Credit (such
      25%, the "Cancelled Commitments") cancel their respective Commitments
      (other than

      any such cancellation pursuant to any undrawn Commitment at the Project
      Completion Date);

then Eximbank, by written notice to the Borrower and the Administrative Agent, may:

            (x) in the case of clause (i) above, suspend disbursement of the
      Eximbank Credit until all such amounts due and owing to Eximbank shall have been paid in full to Eximbank (whether by or on behalf of the
      Borrower or by another Person, including any Lender or Lenders);

            (y) in the case of clause (ii) above, suspend disbursement of the
      Eximbank Credit until it is satisfied that the cause of such suspension has been removed; and

            (z) in the case of clause (iii) above, suspend disbursement of the
      Eximbank Credit until such time as another lender or lenders, with the consent of Eximbank, such consent not to be unreasonably withheld (it being understood that each of the Lenders is acceptable to Eximbank for this purpose), shall enter into a binding commitment with the Borrower to replace the Cancelled Commitments.

      (b) The terms of Section 4.03(a) above shall be in addition to and not in limitation of any other rights of Eximbank under this Agreement or any other
Financing Document.

      SECTION 5. CONDITIONS PRECEDENT

      Section 5.01. Conditions Precedent to Lender Disbursement. The
applicability of the Eximbank Guarantee to any Utilization shall be subject to the satisfaction of the following conditions on or prior to the Guarantee
Operative Date (or, if so specified, the Credit Date); provided that if any such conditions shall have been satisfied on or prior to the Guarantee Operative
Date, then on the Credit Date the Borrower shall supply such evidence indicating that such condition continues to be satisfied as Eximbank may reasonably require, including, without limitation, bring-down opinions and certificates:

      (a) Project Documents. Each of the Project Documents, excluding (i) the
Governmental Approvals set forth in Part B of Schedule 5.01(t) hereto, (ii) the
BOT Operation Performance Security, (iii) the BOT Construction Performance
Security, (iv) the Post-Completion Ormat Guaranty and (v) agreements and instruments pertaining to Permitted Indebtedness not then incurred shall have been entered into by the respective parties thereto, shall be unconditional and fully effective in accordance with their

                                       10

respective terms (except for this Agreement or the Eximbank Guarantee Agreement having become unconditional and fully effective, if such is a condition of effectiveness of any of such documents), shall be in form and substance satisfactory to Eximbank and Eximbank and the Collateral Trustee shall each have received a true, original copy thereof or, if a true, original copy is unavailable, a certified true copy thereof.

      (b) Opinions of Counsel. Eximbank shall have received signed legal opinions of counsel to each Person listed on Section A of Schedule 5.01(b)
hereto, each of which shall be in form and substance and by counsel satisfactory to Eximbank and shall be dated the Guarantee Operative Date; provided that the opinion of counsel to PNOC-EDC may be dated the Effectivity Date (as defined in the BOT Agreement).

      (c) Organization Documents; Proceedings.

            (i) Eximbank shall have received a certificate, dated not earlier than the Guarantee Operative Date, signed by a Financial Officer of the
      General Partner, and attested to by the Secretary or any Assistant
      Secretary of the General Partner, in form and substance satisfactory to
      Eximbank, together with copies of the Partnership Agreement and other
      Organization Documents of the Borrower and such resolutions of the Board of Directors of the General Partner as are reasonably requested by
      Eximbank.

            (ii) Eximbank shall have received a certificate, dated not earlier than the Guarantee Operative Date, signed by a Financial Officer of each
      Obligor (other than the Borrower, PNOC-EDC, the BOT Construction
      Performance Security Issuer and the BOT Operation Performance Security
      Issuer) and attested to by the Secretary or any Assistant Secretary of such Obligor, in form and substance satisfactory to Eximbank, together with copies of the Articles of Incorporation and By-Laws of such Obligor and resolutions of such Obligor reasonably requested by Eximbank.

            (iii) Arrangements satisfactory to Eximbank shall have been made for the appointment of SyCip Gorres Velayo & Co. or such other firm of independent public accountants acceptable to Eximbank, as Auditors.

            (iv) Eximbank shall have received a certificate from each Obligor
      (other than PNOC-EDC, the BOT Construction Performance Security Issuer and
      the BOT Operation Performance Security Issuer) signed by an authorized officer certifying the incumbency of parties executing any Project
      Document or related document on behalf of such Obligor.

                                       11

      (d) Auditors. Eximbank shall have received copies of the authorization of the Auditors referred to in Section 6.2(b) of the Lender Credit Agreement and
Section 7.02(b) hereof.

      (e) Pledged Certificates of Partnership Interests; Subordinated Notes. The
Partners shall have delivered to the Collateral Trustee, as pledgee, (i) the partnership certificates representing all of their respective general and limited partnership interests in the Borrower, together with executed and undated partnership interest transfer powers, and (ii) the Subordinated Notes evidencing all outstanding Required Subordinated Loans, Standby Subordinated
Loans and Post-Completion Standby Subordinated Loans.

      (f) Consent Letters. Eximbank shall have received a letter, in form and substance satisfactory to Eximbank, from CT Corporation System, presently located at 1633 Broadway, New York, New York 10019, indicating the consent of CT
Corporation System to its appointment by the Borrower, Ormat, Ormat
International, Orleyte Company, the Construction Contractor and the Construction
Supplier as their agent to receive service of process as specified in Section
10.02 hereof, in the case of the Borrower; as specified in the Funding
Agreement, the Keystone Agreement and the Ormat EPC Guarantee, in the case of
Ormat; as specified in the Funding Agreement, the Keystone Agreement and the
International EPC Guarantee in the case of Ormat International; as specified in the Funding Agreement and the Mortgage, Assignment and Pledge Agreement in the
case of Orleyte Company; as specified in that Funding Agreement, the Pledge
Agreement, the Construction Contract and the Keystone Agreement in the case of the Construction Contractor; and as specified in the Supply Contract and the
Keystone Agreement in the case of the Construction Supplier.

      (g) Environment Matters. Arrangements satisfactory to Eximbank shall have been made for the Borrower and the Project to comply with Eximbank Environmental
Procedures and Guidelines (effective February 1, 1995) and Philippine law and guidelines relating to occupational health and safety and to the environment.

      (h) BOT Agreement Effectiveness. Each of PNOC-EDC and the Borrower shall have issued to Eximbank a certification confirming that the Effective Date (as defined in the BOT Agreement) has occurred.

      (i) Certificates. Eximbank shall have received copies of each executed
Project Document, together with a certificate of a Financial Officer of the
Borrower certifying that (i) the Borrower is not in default in the performance, observance or fulfillment of any of its obligations, covenants or conditions contained therein and, to the best of the Borrower's and the General Partner's knowledge, no other party to any such Project Document is in default in the performance, observance or fulfillment of any of its material obligations, covenants or conditions contained therein and (ii) in the case of each

                                       12

such document to which Eximbank is not a party, (x) that such document is in full force and effect, (y) that to the best of the Borrower's and the General
Partner's knowledge no event of Force Majeure (as defined in such Project
Document) has occurred thereunder and (z) that the copy thereof delivered to
Eximbank is true, correct and complete. Eximbank shall have received evidence or copies of all Governmental Approvals set forth in Schedule 5.01(t) hereto (other than those set forth in Part B thereof), certified by a Financial Officer of the
Borrower as being in full force and effect and except as disclosed in such
Schedule 5.01(t), not the object of a currently pending appeal.

      (j) Construction Budget; Base Case Forecast. Eximbank shall have received the Construction Budget and the Base Case Forecast, each of which shall be in form and substance satisfactory to Eximbank.

      (k) Reports of Consultants. Eximbank shall have received the Independent
Engineer's Report, a report prepared by the Insurance Consultant and such other information as shall be reasonably requested by Eximbank.

      (l) Financial Statements. Eximbank shall have received copies of the most recent audited financial statements of Ormat and Ormat International and shall have received copies of the most recent unaudited financial statements (if audited financial statements are not otherwise available) of the Borrower and each other Obligor (other than the Borrower, Ormat, Ormat international,
PNOC-EDC, the BOT Construction Performance Security Issuer and the BOT Operation
Performance Security Issuer), showing, for each such Person, no material adverse change in the financial condition of such Person since the date of the last financial statements provided to Eximbank prior to the date of this Agreement, and certificates dated the Guarantee Operative Date and signed by a Financial
Officer of each such Person stating that (x) such financial statements are true, complete and correct and (y) no material adverse change in the financial condition, operations, properties, business or prospects of such Person has occurred since the date of such financial statements.

      (m) Evidence of Authority. Eximbank shall have received evidence of the authority of the Borrower to enter into this Agreement, the Eximbank Note, the
Lender Credit Agreement, the Disbursement Agreement, the Collateral Trust
Agreement and the Security Documents and the other documents required by this
Agreement and the Lender Credit Agreement as of the date hereof, and the names, specimen signatures and evidences of authority of the person signing this
Agreement, the Eximbank Note, the Eximbank Guarantee Agreement, the Lender
Credit Agreement, the Funding Agreement, the Disbursement Agreement, the
Collateral Trust Agreement and the Security Documents, the Partnership Agreement
and the other documents required by this Agreement and the Lender Credit
Agreement as of the date hereof, or who, as of the date

                                       13

hereof, will otherwise act as representatives of the Borrower in the operation of the Eximbank Guarantee Agreement and the Eximbank Credit.

      (n) Notice to Proceed and Construction Contractor's and Construction
Supplier's Representation. Eximbank shall have received a certified copy of the
Notice to Proceed under (and as defined in) the Construction Contract and the
Notice to Proceed under (and as defined in) the Supply Contract, each of which shall have been issued on or prior to the Credit Date Eximbank shall have received certificates signed by authorized representatives of each of the
Construction Contractor and the Construction Supplier to the effect that (i) the
Construction Contract and the Supply Contract, respectively, are effective and work has commenced thereunder, (ii) as of the date hereof the Scheduled
Completion Date for each of Plant A, Plant B and Plant C is September 1, 1997 and for Plant D is January 1, 1998, or such later dates (which Eximbank has confirmed in writing are acceptable to it) as shall correspond to any extension of the milestone dates set forth in Section 4.1(a) of the BOT Agreement for the achievement of the Completion Date for the relevant Plant, (iii) the Borrower is not in default under the Construction Contract or the Supply Contract, respectively, (iv) the Construction Contractor is not entitled to any change orders under the Construction Contract and the Construction Supplier is not
entitled to any change orders under the Supply Contract (in each case, other than change orders previously disclosed to Eximbank in writing) on such date and is not then aware of any other change orders required under the Construction
Contract or the Supply Contract, respectively, and (v) to the best of the
Construction Contractor's or the Construction Supplier's (as the case may be)
respective knowledge, after reasonable inquiry, no Force Majeure event (as defined in each of the Construction Contract and the Supply Contract) has
occurred.

      (o) Project Site. Eximbank shall have received (i) an opinion of counsel to the Borrower to the effect that the Republic has valid legal title to the
Site free of Liens (other than Liens of or arising through the Borrower, the
Construction Contractor or the Construction Supplier) and that PNOC-EDC has the valid legal authority to use the Site and delegate unencumbered use of the Site to the Borrower on the terms and conditions set forth in the BOT Agreement, which opinion shall be from counsel and in form and substance satisfactory to
Eximbank, and (ii) a certificate of the Borrower that PNOC-EDC has granted the
Borrower and its designees full access to and the ability to use the Site, so that the Borrower and/or the Construction Contractor and their respective designees may fully perform their respective obligations under the BOT Agreement and their respective related obligations.

                                       14

      (p) No Default; Representative and Warranties. Immediately before and after the initial Utilization:

            (i) no Lender Credit Default or Lender Credit Event of Default shall have occurred and be continuing; and

            (ii) all representations and warranties made by the Borrower and any
      Obligor which is an Affiliate of the Borrower and contained herein or in the Project Documents (other than the Insurance Contracts, Governmental
      Approvals or any other agreement, commitment or understanding referred to in subsection (xiv) of the definition of "Operating Agreements" in
      Schedule X) shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Guarantee Operative Date except where expressed to be made only as of an earlier date.

      (q) Security. The Security, in form and substance satisfactory to
Eximbank, shall have been duly created, perfected and, where appropriate, registered, to create a first priority security interest and charge over the
Collateral in existence at the date hereof. Without limitation to the preceding sentence, the Borrower shall have duly authorized, executed and delivered or, as the case may be, provided:

            (i) acknowledgment copies of proper financing statements or other instruments duly filed under the Applicable Law of each jurisdiction as may be necessary or, in the reasonable opinion of Eximbank, desirable to perfect the charges and security interests purported to be created by the
      Security Documents;

            (ii) certified copies of requests, for information or copies, or equivalent reports, listing the financing statements and instruments referred to in clause (i) above and all other effective financing statements that name the Borrower as debtor and that are filed in the jurisdictions referred to in said clause (i), together with copies of such other financing statements and instruments (none of which shall cover the
      Collateral except to the extent evidencing Lender Credit Permitted Liens);

            (iii) evidence of the completion of all other recordings and filings of, or with respect to, the Security Documents as may be necessary or, in the reasonable opinion of Eximbank, desirable to perfect the security interests purported to be created by the Security Documents;

                                       15

            (iv) evidence that all other actions necessary or, in the reasonable opinion of Eximbank, desirable to perfect and protect the security interests purported to be created by the Security Documents have been taken;

            (v) the Borrower shall have established the Blocked Account; and

            (vi) the Required Funding Amount shall have been fully funded either through a cash deposit pursuant to Section 2(j)(i) of the Funding
      Agreement and/or a Required Letter of Credit pursuant to Section 2(k)(i)
      of the Funding Agreement.

      (r) Consent and Approvals. There shall have been obtained, or there shall have been made arrangements, satisfactory to Eximbank, for obtaining during the period prior to the Project Completion Date, in addition to the Project
Documents, the governmental, corporate, creditors', shareholders', partners' and other licenses, approvals or consents listed in Schedule 5.01(t) hereto and all other governmental, corporate, creditors, shareholders', partners' and other necessary licenses, approvals or consents (other than with respect to Eximbank)
for: (i) the financing by each of the Lenders and the Issuing Bank under the
Lender Credit Agreement; (ii) the carrying on of the business of the Borrower as it is presently carried on and is contemplated to carried on; (iii) the carrying out of the Project; (iv) the due execution and delivery of, and performance under, each Project Document which has been entered into at the date hereof, the
Security, and any documents in implementation of any thereof; and (v) the remittance to Eximbank and the Collateral Trustee and by the Collateral Trustee
to the Secured Parties or the respective assignees, in Dollars, of all monies payable pursuant to each Project Document which has been entered into on the date hereof, and any documents in implementation of any thereof.

      (s) No Project Document Default; Governmental Approvals. Each of the
Project Documents which has been entered into or which is required to have been entered into on the Guarantee Operative Date shall be in full force and effect and no material breach or default shall have occurred under such Project
Document. No event of Force Majeure (as defined in any of the BOT Agreement, the
Supply Contract and the Construction Contract) shall have occurred which has had, or in the reasonable judgment of Eximbank is reasonably likely to have, a
Material Adverse Effect. No events shall have occurred pursuant to which a claim could be made by the Administrative Agent on behalf of the Lenders under the
Eximbank Guarantee Agreement.

      (t) Costs; Construction Progress. Eximbank and the Independent Engineer
shall have received from the Borrower a certificate in the form of Schedule
5.2(h) to the Lender Credit Agreement signed by an authorized representative of the Borrower and expressed to be effective on the date of the relevant
Utilization that (i) the costs and

                                       16

expenses theretofore incurred by the Borrower and to be incurred by the Borrower prior to the latest date on which the Final Disbursement Date can be expected to occur will not exceed [$68,469,000] and (ii) the sum of (A) the aggregate
Financed Portion of the costs incurred by the Borrower after March 1, 1995 and before the Final Disbursement Date for the purchase in the United States and export to the Borrower's Country of the Items and (B) the aggregate Local Cost
Financed Portion of the costs incurred by the Borrower for the purchase in the
Republic of the Local Cost items and (C) the aggregate IDC Financed Portion of
IDC will not exceed the difference between (x) the Total Commitment and (y) 100%
of the Guarantee Exposure Fee.

      (u) Fees and Expenses. On or before the Credit Date, the Borrower shall have paid or arranged for payment of fees, expenses and other charges (including any and all Attorney Costs) then due and payable by it under this Agreement.

      (v) No Change in Contract Price. The contract price set forth in the
Supply Contract, the Construction Contract and the Keystone Agreement shall not have been amended, changed or otherwise modified and Eximbank shall have received a certificate from each of the Construction Supplier and the
Construction Contractor to such effect in form and substance satisfactory to
Eximbank.

      (w) Insurance. Eximbank shall have received a certificate from the
Insurance Consultant stating that the insurance policies required under the
Lender Credit Agreement to be in effect on the Credit Date are in full force and effect.

      (x) Other Instrument, Conditions, Etc. The delivery of any other instruments and agreements and the satisfaction of any other condition as
Eximbank may reasonably request.

      Section 5.02. Conditions Precedent to Eximbank Disbursement. As conditions precedent to the Eximbank Disbursement, the documents described in paragraphs
(a) through (h) below shall have been received by Eximbank, each in form and substance satisfactory to Eximbank and dated the Disbursement Date, and the conditions described in paragraphs (i) through (n) shall have been fulfilled as of the date on which the Eximbank Disbursement is requested by the Borrower to be made, in a manner satisfactory to Eximbank:

      (a) Eximbank Note. The executed Eximbank Note in the principal amount of the Eximbank Credit.

      (b) Opinions of Counsel. Signed legal opinions of counsel to each Person listed on Section B of Schedule 5.01(c) hereto, each of which shall be in form
and

                                       17

substance and by counsel satisfactory to Eximbank and shall be dated the
Disbursement Date.

      (c) Evidence of Authority. Evidence of the authority of the Borrower to execute, deliver and perform the terms and conditions of this Agreement, the
Eximbank Note and the other documents requested by this Agreement, and the names and evidence of authority (including specimen signatures) of each person who, on behalf of the Borrower, signed or will sign this Agreement, the Eximbank Note and the other documents required by this Agreement, or will otherwise act as representatives of the Borrower in the operation of the Eximbank Credit.

      (d) BOT Agreement. A certification signed by an authorized representative of the Borrower and expressed to be effective as of the Disbursement Date, stating that the Borrower is in compliance with the BOT Agreement and that such agreement is in full force and effect.

      (e) Security. A certification signed by an authorized representative of the Borrower and expressed to be effective as of the Disbursement Date, stating that the Security Documents are in full force and effect and that the Security granted therein shall have been duly created, perfected and, where appropriate, registered, to create a first priority security interest and charge over the
Collateral in existence on the Disbursement Date in favor of the Collateral trustee for the benefit of Eximbank.

      (f) Agent for Service of Process. Evidence that the Borrower and each other Obligor (other than PNOC-EDC, the BOT Operation Performance Security
Issuer and the BOT Construction Performance Security Issuer) has irrevocably appointed as its agent for service of process the Person or Persons so specified in Section 5.01(f), and that each such agent has accepted the appointment and has agreed to forward forthwith to the Borrower, or the relevant Obligor, as the case may be, all legal process addressed to the Borrower or such Obligor, received by such agent.

      (g) Insurance. A certification from the Insurance Consultant stating that the insurance policies required pursuant to Section 7.03 to be in effect on the
Disbursement Date, as such provisions may have been modified since the date of this Agreement and as such provisions are in effect on such date, axe in full force and effect.

      (h) Financial Completion Test. A certification signed by an authorized representative of the Borrower and expressed to be effective as of the
Disbursement Date, attaching relevant calculations, and reasonably acceptable to
Eximbank, stating that, after giving effect to the Eximbank Disbursement:

                                       18

            (1)   The aggregate principal amount of all Senior Debt of the
                  Borrower then outstanding shall not exceed [$51,263,955].

            (2)   The outstanding principal amount of all Required Subordinated
                  Loans shall have been converted into common equity in the
                  Borrower on terms and conditions satisfactory to Eximbank.

            (3)   The Equity Ratio shall not be less than 25:75.

            (4)   The equity contributions to the Borrower aggregate no less than $16,705,045.

      (i) Project Completion. The Project Completion Date shall have occurred.

      (j) No Event of Default. Both before and after giving effect to the
Eximbank Disbursement, no Lender Credit Default, Lender Credit Event of Default,
Default or Event of Default exists or will exist that has not been cured or waived.

      (k) Representations and Warranties. All the representations and warranties made by the Borrower in Section 6.02 shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of such date by reference to the facts and circumstances existing on such date, except where such representation or warranty is expressed to be made as of a specified date.

      (l) Fees and Costs. The fees due pursuant to Section 3.03 and all costs and expenses required to be paid pursuant to Section 11.07 shall have been paid by the Borrower, and (i) Eximbank has been paid the Credit Exposure Fee, or (ii)
arrangements satisfactory to Eximbank shall have been entered into for providing payment to Eximbank of the Credit Exposure Fee. For the purposes of the foregoing sentence, "arrangements satisfactory to Eximbank" shall include, without limitation, the direct payment of the Credit Exposure Fee by the
Borrower to Eximbank prior to the Disbursement Date or the submission to
Eximbank by the Borrower of a Request for Eximbank Disbursement that includes a request for Eximbank financing of the Credit Exposure Fee.

      (m) Debt Reserve Cash Collateral Account. The Debt Reserve Cash Collateral
Account shall be funded in an amount not less than $4,200,000 (if the principal of the Eximbank Credit shall be repayable in 38 installments) and an amount equal to the Senior Debt Service due and payable during the next succeeding six months (if the principal of the Eximbank Credit shall be repayable in fewer than
38 installments).

                                       19

      (n) No Material Adverse Effect. No Material Adverse Effect shall exist or shall have occurred that has not been waived by Eximbank.

      (o) Payment of Buy Down Amounts. All liquidated damages accruing under
Sections 14.2 and 14.3 of the Construction Contract and Sections 12.2 and 12.3
of the Supply Contract shall have been paid in full, irrespective of any limitation on liability therefor set forth in the Construction Contract, the
Supply Contract or the Keystone Agreement.

      (p) Post-Competition Ormat Guaranty. The Post-Completion Ormat Guaranty
shall have been entered into by the respective parties thereto, shall be unconditional and fully effective in accordance with its terms, shall be substantially in the form of Annex C hereto, and Eximbank and the Collateral
Trustee shall have each received a true, original copy thereof or, if a true, original copy is unavailable, a certified true copy thereof.

      (q) Lender Financing Termination Date. After giving effect to the Eximbank
Disbursement, the Lender Financing Termination Date shall have occurred.

      Section 5.03. Request for Eximbank Disbursement. The Borrower may, no
earlier than ten (10) and no later than five (5) Business Days prior to the proposed Disbursement Date, submit to Eximbank a completed and duly executed
Request for Eximbank Disbursement; provided, however, that no Eximbank
Disbursement shall be made in respect of such Request for Eximbank Disbursement until the conditions set forth in Section 5.02 have been fulfilled or waived by
Eximbank. The Request for Eximbank Disbursement shall be executed by an authorized representative of the Borrower, and shall be accompanied by (i) true, correct and complete copies of each Eximbank Certificate; (ii) a true, correct and complete Reconciliation Certificate; and (iii) a written undertaking from the Administrative Agent in the form of Exhibit 1 to Annex B hereto. In no event shall the maximum amount of the Eximbank Disbursement exceed the aggregate of the Dollar amounts certified by Eximbank in the accompanying Eximbank
Certificates as amounts eligible for Eximbank support and 100% of the Credit
Exposure Fee. Notwithstanding anything to the contrary contained herein, the
Borrower may only submit one (1) Request for Eximbank Disbursement under this
Agreement. The Borrower shall apply the proceeds of the Eximbank Disbursement to the payment of amounts owed to the Lenders under the Lender Credit Agreement and the payment of the Credit Exposure Fee in accordance with the terms of Section
6.30(d) of the Lender Credit Agreement and this Agreement.

                                       20

                    SECTION 6. REPRESENTATIONS AND WARRANTIES

      Section 6.01. Representations and Warranties with Respect to Guarantee
Operative Date. In order to induce Eximbank to enter into this Agreement and each of the other Financing Documents to which it is a party, to issue the
Eximbank Guarantee Agreement and to establish the Eximbank Credit, the Borrower makes the following representations, warranties and agreements as of the date of execution hereof and as of the Guarantee Operative Date, which shall survive the execution and delivery of this Agreement and the other Financing Documents to which Eximbank is a party and the disbursement and repayment of the Eximbank
Credit:

      (a) Limited Partnership Status. The Borrower (i) is a limited partnership duly organized and validly existing and in good standing under the laws of the
Republic, (ii) is duly qualified to do business under the laws of each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business as presently conducted or proposed to be conducted makes such qualification necessary and (iii) has full power and authority to own the property and assets owned by it and to lease the properties leased by it and to transact the business in which it is engaged or proposes to be engaged and to do all things necessary or appropriate in respect of the
Project and to consummate the transactions contemplated by the Project Documents in effect or required to be in effect as of each date this representation is made or deemed made. Orleyte Company is the sole general partner of the
Borrower, and Ormat Philippines and Orleyte Company are the sole limited partners of the Borrower. Each Partner (a) is a limited life company duly organized, validly existing and in good standing under the laws of the Cayman islands, (b) is duly qualified to do business and is in good standing under the laws of each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business as presently conducted or as proposed to be conducted makes such qualification necessary or desirable, and (c) has full power and authority to own the property an d assets owned by it and to lease the properties leased by it and to transact the business in which it is engaged or proposes to be engaged.

      (b) Power and Authority. The Borrower and each Partner has the full power and authority to execute and deliver, and to perform the terms and provisions of, each of the Project Documents to which it is party and has taken all necessary partnership or corporate action, as the case may be, to authorize the execution, delivery and performance by it of each of such Project Documents as have been executed and delivered as of each date this representation and warranty is made. The General Partner has the corporate power and authority to execute and deliver in the name of the Borrower, and to perform on behalf of the
Borrower the terms and provisions of, each of the Project Documents to which the
Borrower is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it on the Borrower's behalf of each of such Project Documents as of each date this representation and warranty is made.

                                       21

The Borrower and each Partner has, or in the case of the Project Documents other than this Agreement, by the Guarantee Operative Date will have, duly executed and delivered each of the Project Documents to which it is party, and each of such Project Documents constitutes or, in the case of each such other Project
Document when executed and delivered, will constitute, the legal, valid and binding obligations of the Borrower or such Partner, as the case may be, and enforceable in accordance with its respective terms, except as the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general equitable principles, regardless of whether the issue of enforceability Is considered in a proceeding in equity or at law.

      (c) No Violation. None of the execution and delivery by the Borrower of the Project Documents to which it is a party, nor the Borrower's compliance with or performance of the terms and provisions thereof, nor the use of the proceeds of the Loans or the Eximbank Credit as contemplated by the respective Financing
Documents, nor the execution, delivery and performance on behalf of the Borrower by the General Partner of the Project Documents to which the Borrower is a party
(i) will contravene or violate any provision of any Applicable Law to which the
Borrower or the General Partner, any of their respective assets or the Project is subject, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except any Permitted Liens) upon any of the property or assets of the Borrower or the General Partner pursuant to the term of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument to which the Borrower or the General
Partner is a party or by which either of them or any of any of their respective property or assets is bound or to which either of them may be subject, (iii)
will violate any provision of the Partnership Agreement or any other
Organization Document of the Borrower or (iv) will require any consent or approval of any Governmental Authority or any other Person which has not been obtained.

      (d) Organization. The general and limited partnership interests of Orleyte
Company and the limited partnership interests of Ormat Philippines in the
Borrower and the respective interests of Orleyte Company and Ormat Philippines in the capital and the profits and distributions of the Borrower are as set forth in the Partnership Agreement. All such partnership interests in the
Borrower have been duly and validly authorized and issued. Orleyte Company and
Ormat Philippines own the general and limited partnership interests in the
Borrower set forth in the Partnership Agreement free and clear of any Liens of any-nature on such partnership interests except for the Liens created pursuant to the Mortgage, Assignment and Pledge Agreement. The Borrower does not have outstanding any certificates or securities that evidence interests in the
Borrower (except for certificates representing the respective general and limited partnership interests of

                                       22

Orleyte Company and Ormat Philippines in the Borrower), or any securities convertible into or exchangeable for any of its partnership interests or any rights to subscribe for or to purchase, or any warranties or options to purchase, or any agreements providing for the issuance (contingent or otherwise)
of, or any calls, commitments or claims of any character relating to, any such partnership interests, except for those rights established pursuant to the
Mortgage, Assignment and Pledge Agreement, the Partnership Agreement, the Itochu
MOU, and agreements (certified copies of which shall have been delivered to
Eximbank) relating to a sale or assignment to EPDCI or an Affiliate thereof of limited partnership interests in the Borrower representing not more than 10% of the aggregate partnership interests in the Borrower.

      (e) Subsidiaries. The Borrower has no Subsidiaries and owns no equity interest in any other Person.

      (f) Singe-Purpose Borrower. The Borrower has not incurred any liabilities other than in connection with its participation in the transactions contemplated by the Project Documents. The Borrower (i) has not engaged in any business other than the design, development, ownership, financing, construction and operation of the Project and (ii) has not a party to any agreement, contract or commitment
(other than (w) the agreements identified in clauses (i) through (xiv), inclusive, (xvii) and (xviii) of the definition of the term Operating Agreements set forth in Schedule X hereto, (x) the Financing Documents, (y) agreements, contracts or commitments contemplated by the O&M Parameters (including those relating to employee training, secondment of employees and vehicle rentals), the then-current Construction Budget or the then-current Annual Budget and (z)
agreements, contracts and commitments in respect of Permitted Indebtedness)
which, individually, creates an annual financial obligation of the Borrower in excess of $75,000 (or the equivalent in other currency) or which would cause the aggregate annual financial obligations of the Borrower under all agreements, contracts and commitments (other than those specified in clauses (w) through (z)
immediately above) to which the Borrower is a party to exceed $150,000 (or the equivalent in other currency).

      (g) Financial Statements; Financial Condition; Undisclosed Liabilities;
Etc.

            (i) The statements of financial condition of the Borrower and the
      General Partner most recently furnished to Eximbank present fairly the financial condition of the Borrower or the General Partner, as the case may be, at the date of such statements of financial condition and the results of the operations of the Borrower or the General Partner, as the case may be, for such fiscal year. Such financial statements have been prepared in accordance with Philippine (in the case of the Borrower) and
      Cayman Islands (in the case of the General Partner) generally accepted accounting principles and practices consistently applied.

                                       23

      Since the date of such financial statements, no event, condition or circumstance (including without limitation Force Majeure as defined in
      Articles 13.1(a) and 13.1(b) of the BOT Agreement) has existed or has occurred which is reasonably likely to have a Material Adverse Effect.

            (ii) Except as fully reflected in the financial statements referred to in Section 6.01(g)(i), there are no liabilities or obligations with respect to the Borrower or the General Partner of any nature whatsoever
      (whether absolute, accrued, contingent or otherwise and whether or not due) for the period to which such financial statements relate which, either individually or in the aggregate, is reasonably likely to have a
      Material Adverse Effect. Neither the Borrower nor the General Partner
      knows of any reasonable basis for the assertion against the Borrower or the General Partner of any liability or obligation of any nature whatsoever for such relevant period that is not fully reflected in the financial statements referred to in Section 6.01(g)(i) which, either individually or in the aggregate, is reasonably likely to have a Material
      Adverse Effect.

      (h) Litigation; Labor Duties.

            (i) Except as disclosed in Schedule 6.01(h) hereto, there is no action, suit, investigation or proceeding by or before any court, arbitrator, administrative agency or other Governmental Authority
      (including without limitation any appeal by any Person of a Governmental
      Approval) pending or, to the best of the Borrower's knowledge, threatened against or affecting the Borrower or any of its properties, revenues or assets or the Project or the Site which has had or is reasonably likely to have a Material Adverse Effect. The Borrower is not in default with respect to any order of any court, arbitrator, administrative agency or other Governmental Authority. There is no injunction, writ, preliminary restraining order of any nature issued by an arbitrator, court or other
      Governmental Authority directing that any of the material transactions provided for in any of the Project Documents not be consummated as herein or therein provided. To the best of the Borrower's knowledge, there is no action, suit, investigation or proceeding by or before any court, arbitrator, administrative agency or other Governmental Authority
      (including without limitation any appeal by any Person of a Governmental
      Approval) pending or threatened against or affecting any party to any
      Project Document which is an Affiliate of the Borrower or any of their properties, revenues or assets, and the Borrower does not have knowledge of any such action, suit, investigation or proceeding pending or threatened against or affecting any other party to any Project Document or any of their properties, revenues or assets, in each case

                                       24

      described in this sentence which has had or is reasonably likely to have a
      Material Adverse Effect.

            (ii) There are no strikes, slowdowns or work stoppages by the
      Borrower's employees on-going or, to the knowledge of the Borrower, threatened which are reasonably likely to have a Material Adverse Effect.

      (i) True and Complete Disclosure. All factual information (taken as a whole, which, for the avoidance of doubt (i) shall not include any information by way of projections, estimates or other expressions of view as to future circumstances provided that such projections, estimates or other expressions of view are expressed in good faith and on the basis of reasonable assumptions and
(ii) shall be qualified by any disclaimers with respect to such factual information provided by the Borrower to Eximbank) heretofore or contemporaneously furnished by or on behalf of the Borrower, Ormat or any other
Affiliate of the Borrower in writing to Eximbank (including without limitation such factual information as contained in the information Memorandum and the
Project Documents), and all other such factual information (taken as a whole)
hereafter furnished by or on behalf of the Borrower, Ormat or any other
Affiliate of Ormat in writing to Eximbank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.
There are in existence no documents or agreements which have not been disclosed to Eximbank which are material in the context of the Project Documents or which have the effect of varying any of the Project Documents.

      (j) Tax Returns and Payments. The Borrower has filed all tax returns required by Applicable Law to be filed by it and has paid all income taxes payable by it which have become due pursuant to such tax returns and all other taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith and for which adequate reserves have been established. The Borrower has paid, or has provided adequate reserves (in the good faith judgment of the management of the Borrower)
for the payment of, all national, regional or local income taxes applicable for all prior Fiscal Years and for the current Fiscal Year to the date hereof.

      (k) Governmental Approvals. All Governmental Approvals necessary under
Applicable Law in connection with (i) the due execution and delivery of, and performance by the Borrower of its obligations and the exercise of its rights under, the Project Documents in effect or required to be in effect as of each date this representation is made or deemed made, (ii) the investment by the
Partners in the Borrower, (iii) the due execution, delivery and performance by the General Partner on behalf of the Borrower of

                                       25

each of the Project Documents to which the Borrower is a party, (iv) the grant by each of the Borrower, the Partners, and Ormat International of the Liens
created pursuant to the Security Documents and the Funding Agreement and the
validity, enforceability and perfection thereof and the exercise by Eximbank or the Collateral Trustee of its rights and remedies thereunder and (v) the construction and operation of the Project as contemplated by the Project
Documents, to be obtained by the Borrower or any Affiliate of the Borrower are,
and to be obtained by any other Person (to the best knowledge of the Borrower)
are, set forth in Schedule 5.01(t). Each of the Governmental Approvals set forth in Part A of Schedule 5.01(t) and each other Governmental Approval obtained by the Borrower after the date of this Agreement but on or prior to the date this representation is made, has duly obtained or made, is validly issued, is in full force and effect, is not the object of a currently pending appeal, is held in the name of the Person identified in Schedule 5.01(t) and is free from any condition or requirement compliance with which is reasonably likely to have a
Material Adverse Effect or which the Borrower does not reasonably expect to be able to satisfy. There is no proceeding (including without limitation any appeal by any Person) pending or, to the best knowledge of the Borrower, threatened which is reasonably likely to result in the rescission, termination, material modification, suspension or determination of invalidity or lack of effectiveness of any such Governmental Approval. The information set forth in each application and other written material submitted by the Borrower to the applicable
Governmental Authority in connection with each such Governmental Approval is accurate and complete in all material respects. The Governmental Approvals set forth in Part B of Schedule 5.01(t) are required solely in connection with later stages of construction and operation of the Project. The Borrower has no reason to believe that any Governmental Approval that has not been obtained by the
Borrower, but which will be required in the future, will not be granted to it in due course, on or prior to the date when required and free from any condition or requirement compliance with which is reasonably likely to have a Material
Adverse Effect or which the Borrower does not reasonably expect to be able to satisfy. The Project, if constructed in accordance with the Construction
Contract, the Supply Contract and the other Project Documents, will conform to and comply with all covenants, conditions, restrictions and reservations in the
Governmental Approvals and the Project Documents applicable thereto and all
Applicable Laws. The Borrower has no reason to believe that the Collateral
Trustee will not be entitled, without undue expense or delay, to the benefit of each Governmental Approval set forth on Schedule 5.01(t) upon the exercise of remedies under the Security Documents Eximbank has received a true and complete copy of each Governmental Approval heretofore obtain or made by the Borrower.

      (l) Compliance with Statutes, Etc.

            (i) Each of the Borrower and, with respect to its ownership interest in and management of the Borrower, the General Partner is in compliance with all

                                       26

      Applicable Laws in respect of the conduct of its business and the ownership of its property (including, without limitation, Applicable Laws relating to environmental standards and controls and resettlements and
      Applicable Laws relating to the maintenance of debt to equity ratios).

            (ii) Without limitation to the foregoing clause (i), the Borrower's business and the Project are being carried out in compliance with applicable Republic environmental guidelines.

      (m) Environmental Matters. To the best of the Borrower's knowledge, neither the Site nor the Power Plant (nor any other property with respect to which the Borrower has retained or assumed liability either contractually or by operation of the law) has been affected by any Hazardous Material in a manner that is reasonably likely to give rise to any material liability of the Borrower under any Environmental Law or which has had or is reasonably likely to have an
Adverse Effect.

      (n) Patents, Licenses, Franchises and Formulas. The Borrower owns or has the right to use all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect thereto, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present and proposed conduct of its business and the carrying out of the Project in the manner contemplated by the Project Documents, without any known conflict with the fights of others which, or the failure to obtain which, as the case may be, is reasonably likely to result in a Material
Adverse Effect.

      (o) Submission to Law and Jurisdiction. As of the Guarantee Operative
Date, the choice of governing law for each of the respective Project Documents in effect or required to be in effect as of the Guarantee Operative Date will be recognized in the courts of the Republic, and those courts will recognize and give effect to any judgment in respect of such Project Document obtained by or against the Borrower in the courts of the jurisdictions to which the Borrower has submitted.

      (p) Status of the Loans and the Eximbank Credit. The Lender Financing
Secured Obligations constitute, and the Eximbank Secured Obligations will constitute, direct, unconditional, and general obligations of the Borrower and rank senior as to priority of payment and security to all Subordinated Secured
Obligations and Affiliated Reimbursement Obligations of the Borrower and not
less than pari passu as to priority of payment to all other Indebtedness of the
Borrower. Except as permitted by Section 8.01 of this Agreement, the Borrower has not secured or agreed to secure any such other Indebtedness by any Lien upon any of its present or future revenues, assets or properties or upon any general or limited partnership interests in the Borrower.

                                       27

      (q) Documents; Sufficiency of Project Documents.

            (i) Eximbank has received a complete copy of each Project Document in effect or required to be in effect as of each date this representation is made or deemed made (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any).

            (ii) To the best of the Borrower's knowledge, the services to be performed, the materials to be supplied and easements, licenses and other rights granted or to be granted to the Borrower pursuant to the terms of the Project Documents provide or will provide the Borrower with all rights and property interests required to enable the Borrower to obtain all services, materials or rights (including access) required for the design, construction, start-up, operation and maintenance of the Project, including the Borrower's full and prompt performance of its obligations, and full and timely satisfaction of all conditions precedent to the performance by others of their obligations, under the Project Documents, other than those services, materials or rights that reasonably can be expected to be obtainable in the ordinary course of business without material additional expenses or material delay.

      (r) Fees and Enforcement. Other than amounts that have been paid in full or will have been paid in full by the Guarantee Operative Date (or, for the purposes of Section 6.02 hereof, the Disbursement Date), no fees or taxes, including without limitation stamp, transaction, registration or similar taxes, are required to be paid for the legality, validity, or enforceability of this
Agreement or any of the other Project Documents in effect or required to be in effect as of each date this representation is made or deemed made. This
Agreement and each of such Project Documents executed and delivered as of the date this representation is made or deemed made are each in proper legal form under the laws of the Republic, and under the respective governing laws selected in such Project Documents, for the enforcement thereof in such jurisdiction without any further action on the part of the Collateral Trustee or Eximbank.

      (s) Utility Availability. Arrangements reflected accurately and completely in the Construction Budget have been made under the Construction Contract, the
Supply Contract, the BOT Agreement or otherwise on commercially reasonable terms for the provision of all services, materials and utilities reasonably necessary for the construction of the Project.

      (t) Availability and transfer of Foreign Currency. Except as disclosed in
Schedule 6.01(t) to this Agreement, all requisite foreign exchange control approvals and other authorizations, if any, by the Republic or any department or agency thereof have been duly obtained and validly issued and are in full force and effect to assure (i) the

                                       28

ability of the Borrower to receive, and the ability of any other Person to make, any and all payments to the Borrower contemplated by the Project Documents, (ii)
the availability of Dollars to enable the Borrower to perform all of its obligations under the Financing Documents or any of the other Project Documents, as the case may be, in accordance with their respective terms, and (iii) the ability of the Borrower to convert all sums received in Peso amounts from
PNOC-EDC under the BOT Agreement and the PNOC-EDC Consent Agreement and from the
Republic under the Performance Undertaking and the Republic Consent Agreement,
including any Peso amounts representing SFRI Fees, from Pesos to Dollars, immediately upon receipt thereof, and to use the Dollars as necessary to perform all of its obligations under the Project Documents, in accordance with their respective terms. None of such foreign exchange control approvals and other authorizations are subject by its respective terms as currently in effect to modification or revocation. Except as disclosed in Schedule 6.01(t) to this
Agreement, there are no restrictions or requirements which limit the availability or transfer of foreign exchange, or the conversion to a foreign exchange, for the purpose of the performance by the Borrower of its obligations under the Financing Documents, this Agreement or under any of the other Project
Documents.

      (u) Construction Budget.

            (i) The Construction Budget as in effect on the date hereof is attached as Schedule 6.01(u) to this Agreement. The Construction Budget accurately specifies all costs and expenses incurred and, to the best of the Borrower's knowledge, anticipated to be incurred, prior to the latest date on which the Maturity Date can be expected to occur to construct and finance the construction of the Project in the manner contemplated by the
      Project Documents. In addition, to the best of the Borrower's knowledge, the amount of all costs and expenses required to be paid or incurred prior to the latest date on which the Maturity Date can be expected to occur to construct and finance the construction of the Project in the manner contemplated by the Project Documents does not exceed the amount reflected in the Construction Budget

            (ii) To the best of the Borrower's knowledge, all projections and budgets (including the Construction Budget and the Base Case Forecast)
      furnished or to be furnished to the Administrative Agent, the Collateral
      Trustee, the Issuing Bank, the Lenders or Eximbank by or on behalf of the
      Borrower and the summaries of significant assumptions related thereto (w)
      have been and will be prepared with due care, (x) fairly present, and will fairly present, the Borrower's expectations as to the matters covered thereby as of their date, (y) are based on, and will be based on, reasonable assumptions as to all factual and legal matters material to the estimates therein (including interest rates and costs)

                                       29

      and (z) are in all materials respects consistent with, and will be in all material respects consistent with, the provisions of the Project
      Documents.

      (v) Title; Liens. The Borrower has good and valid title to all of its other properties and assets, in each case, free and clear of all Liens other than Permitted Liens, including without limitation, on and subject to the terms and conditions of the BOT Agreement, an unconditional and unencumbered right to use the Site for the duration of the Cooperation Period (as defined in the BOT
Agreement). No mortgage or financing statement or other instrument or recordation covering all or any part of the property or assets of the Borrower is on file in any recording office, except such as relate to Liens described in paragraphs (a) and (b) of Section 8.01 hereof.

      (w) Transactions with Affiliates. The Borrower is not a party to any contracts or agreements with, or any other commitments to, whether or not in the ordinary course of business, any Affiliate, which are individually valued in excess of $50,000 or in the aggregate valued in excess of $100,000 except for the Lender Credit Agreement, the Construction Contract, the Supply Contract, the
Funding Agreement, the Mortgage, Assignment and Pledge Agreement, the Keystone
Agreement, the Assignment and Assumption Agreement, the O&M Support Undertaking
and any other contracts, agreements or commitments that are contemplated in the
O&M Parameters (including those relating to employee training, vehicle rentals and secondment of employees) or in the Funding Agreement.

      (x) No Additional Fees. Other than as expressly set forth in the Base Case
Forecast and the Construction Budget, the Borrower has not paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of arranging the financing of the transactions contemplated by the
Project Documents.

      (y) Regulation of Parties. None of the Borrower, its Affiliates nor any of
the Secured Parties or Eximbank is or will be, solely as a result of the participation by such parties separately or as a group in the transactions contemplated hereby or by any other Project Document, or as a result of the ownership, use or operation of the Project, subject to regulation by any
Governmental Authority of the United States as a "public utility", an "electric utility holding company", a "public utility holding company", a "holding company", or an "electrical corporation" or a subsidiary or affiliate of any of the foregoing under any Applicable Law of the United States (including, without limitation, PUHCA and FPA) or by any Governmental Authority of the Republic as a
"public utility" under any Applicable Law of the Republic. So long as the owner and operator of the Project is an "exempt wholesale generator" under Section 32 of PUHCA or a "foreign utility company" under Section 33 of PUHCA, none of the
Secured Parties will by reason of its or their ownership or operation of the
Project upon the exercise or remedies under the Security Documents be subject to regulation by any Governmental Authority of the

                                       30

United States as a "public utility", an "electric utility", an "electric utility holding company", a "holding company", or an "electric corporation" or a subsidiary or affiliate of any of the foregoing under any Applicable Law of the
United States (including, without limitation, PUHCA and FPA).

      (z) Regulatory Status. The Borrower is not subject to regulation as a
"subsidiary company" of a holding company under PUHCA.

      (aa) ERISA and Employees. The Borrower does not sponsor, maintain, administer, contribute to, participate in, or have any obligation to contribute to or any liability under, any Plan nor since the date which is six years immediately preceding the Guarantee Operative Date has the Borrower established, sponsored, maintained, administered, contributed to, participated in, or had any obligation to contribute to or liability under, any Plan. A Termination Event has not occurred with respect to any Plan the occurrence of which has had or to the Borrower's knowledge is reasonably likely to result in a Material Adverse
Effect. Neither the Borrower nor any ERISA Affiliate has failed to make a required contribution or payment to a Multiemployer Plan when due, the failure of which has had or to the Borrower's knowledge is reasonably likely to result in a Material Adverse Effect. To the Borrower's knowledge, no accumulated funding deficiency as defined in Section 412 of the Code has been incurred nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has the Borrower or any ERISA
Affiliate failed to make any contribution or to pay any amount due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any
Pension Plan, nor has there been any event requiring disclosure under Section
404l(c)(3)(C) or Section 4063 of ERISA with respect to any Pension Plan, the event or occurrence of which has had or to the Borrower's knowledge is reasonably likely to result in a Material Adverse Effect. To the Borrower's knowledge, the Borrower and each ERISA Affiliate has met its minimum funding requirements under ERISA and the Code with respect to the Plans and all benefit liabilities under each Pension Plan are being funded in accordance with applicable legal requirements and reasonable actuarial assumptions and methods as set forth in ERISA and the Code. To the Borrower's knowledge, no material proceeding, claim, lawsuit and/or investigation exists or, to the best of the
Borrower's knowledge, is threatened concerning any (i) Pension Plan, or (ii)
Multiemployer Plan, the occurrence of which has had or is reasonably likely to result in a Material Adverse Effect. Neither the Borrower nor, to the Borrower's
knowledge, any ERISA Affiliate has incurred any liability to the PBGC other than for insurance premiums with respect to a Pension Plan, the payment of which is not yet due.

      (bb) Investment Company Act. Neither the Borrower nor any of its
Affiliates is an "investment company" or a company "controlled" by an
"investment company", within the meaning of the Investment Company Act of 1940, as amended.

                                       31

      Section 6.02. Representations and Warranties with Respect to the
Disbursement Date. In order to induce Eximbank to make the Eximbank Credit available to the Borrower on the Disbursement Date, the Borrower confirms the representations and warranties set forth in Section 6.01 as if made as of the
Disbursement Date (except where specified to be made as of a special date).

      Section 6.03. Acknowledgment. The Borrower acknowledges that it has made the foregoing representations and warranties with the intention of persuading
Eximbank to enter into this Agreement, the Eximbank Guarantee Agreement and the other Financing Documents to which Eximbank is a party, and that Eximbank has entered into this Agreement, the Eximbank Guarantee Agreement and the other
Financing Documents to which Eximbank is a party on the basis of, and in full reliance on, each of such representations and warranties. The Borrower warrants to Eximbank that each of such representations is true and correct in all material respects as of the date of this Agreement and that none of them omits any matter necessary to make such representation not misleading in any material respect. The rights and remedies of Eximbank in relation to any misrepresentations or breach of warranty on the part of the Borrower shall not be prejudiced by any investigation by or on behalf of Eximbank into the affairs of the Borrower, by the execution, delivery or performance of this Agreement or any other Financing Document or by any other act or thing which may be done by or on behalf of Eximbank in connection with this Agreement or any other
Financing Document and which might, apart from this Section, prejudice such rights or remedies. The representations referred to in this Section 6 shall survive the execution and delivery of this Agreement and the making of the
Eximbank Disbursement.

      SECTION 7. AFFIRMATIVE COVENANTS

      With respect to provisions of this Section 7 so specifying, from and after the Disbursement Date and, with respect to all remaining provisions of this
Section 7, from and after the execution and delivery of this Agreement, in each case until the Eximbank Credit is paid in full, except as otherwise waived pursuant to the next two succeeding sentences, the Borrower covenants and agrees as provided in this Section 7. Provisions of this Section 7 specifying effect from and after the Disbursement Date and provisions requiring consultations with or the furnishing of documents or other information to Eximbank or requiring the consent or approval of Eximbank to the taking or omission of any action may only be waived by Eximbank and in writing. All other provisions of this Section 7 may be waived with effect during the period prior to the Disbursement Date by the
Required Secured Parties and in writing and, thereafter, by Eximbank and in writing.

      Section 7.01. Information Covenants. The Borrower shall furnish to shall furnish to Eximbank:

                                       32

      (a) Quarterly Financial Statements. As soon as available but, in any event, within ninety (90) days (or one hundred twenty (120) days in the case of the fourth quarterly accounting period) after the close of each quarterly accounting period in each Fiscal Year:

            (i) two copies of complete unaudited statements of financial condition of the Borrower and the General Partner as at the end of such quarterly period with related statements of income and retained earnings and statements of changes in financial position for such quarterly period and for the elapsed portion of the Fiscal Year ended with the last day of such quarterly period, in each case setting forth comparative figures for the related periods in the prior Fiscal Year, which shall be prepared in accordance with generally accepted accounting principles as in effect from time to time (A) in the case of the Borrower, in the Republic and (B) in the case of the General Partner, in the United States and which, in either case, shall otherwise be in form satisfactory to Eximbank and certified by the chief financial officer of the Borrower or the General Partner, as the case may be, subject to normal year-end audit adjustments;

            (ii) a report on any event or condition which has had or which is reasonably likely to have a Material Adverse Effect; and

            (iii) a statement, in form reasonably satisfactory to Eximbank, of all financial transactions in such Quarter between the Borrower and any
      Affiliate of the Borrower, including a certification that such transactions were on ordinary commercial terms negotiated on an arms-length basis.

      (b) Annual Financial Statement. As soon as available but, in any event, within one hundred twenty (120) days after the close of each Fiscal Year, two copies of the following, all prepared in accordance with generally accepted accounting principles as in effect in the Republic from time to time and otherwise in form satisfactory to Eximbank: (i) statements of financial condition of the Borrower as at the end of such Fiscal Year with the related statements of income and retained earnings and statements of changes in financial position for such Fiscal Year, setting forth comparative figures for the preceding Fiscal Year and certified by the Auditors, together with (if applicable) consolidated statements and all adjustments thereto (all such statements being in agreement with the Borrower's books of account and prepared in accordance with Republic generally accepted accounting principles consistently applied), (ii) a report of the Auditors (x) stating that in the course of its regular audit of the financial statements of the Borrower, which audit was conducted in accordance with Republic generally accepted auditing standards, the Auditors obtained no knowledge of any Incipient Default Event or
Default Event which has occurred and is continuing or, in the opinion of the

                                       33

Auditors such an Incipient Default Event or Default Event has occurred and is continuing, a statement as to the nature thereof and (y) certifying that, based on said financial statements, the Borrower was in compliance with the financial covenant contained in Section 8.18 as of the end of the relevant Fiscal Year and, during the last fiscal quarter of such Fiscal Year, did not receive any distributions or make any payments of principal of or interest on any
Subordinated Secured Obligations or Affiliated Reimbursement Obligations in
violation of such covenant or of the Debt Reserve Annual Coverage Ratios set forth in priorities SIXTH, SEVENTH, EIGHTH or NINTH, as the case may be, of
Section 3.02(d)(ii) of the Disbursement Agreement or, as the case may be, detailing any non-compliance therewith and (iii) a certificate of the chief financial officer of the Borrower setting forth comparative figures for such statements of financial condition and the pro forma financial projections submitted to Eximbank in connection with the Borrower's application for credit approval.

      (c) Other Financial Statements.

            (i) Within one hundred twenty (120) days (or, with respect to Ormat, one hundred fifty (150) days) of the end of each fiscal year, copies of the audited (or unaudited, if audited are not available) annual financial statements (consisting of a balance sheet and the related statements of income, equity and cash flows) of Ormat, Ormat International, Orleyte
      Company and Ormat Philippines certified by the respective chief financial officer of each such person and within ninety (90) days after the end of each of the first three fiscal quarters of each fiscal year, copies of the unaudited quarterly financial statements (consisting of a balance sheet and the related statements of income, equity and cash flows) of Ormat,
      Ormat International, Orleyte Company and Ormat Philippines, certified by the respective chief financial officer of each such person that such financial statements are true and correct and have been prepared in accordance with United States (or, in the case of Ormat, Israeli)
      generally accepted accounting principles (subject to normal year-end adjustments); provided, however, that the Borrower shall have no obligation hereunder to provide to Eximbank the financial statements of either Ormat or Ormat International after such entity is no longer an
      Obligor.

            (ii) Within one hundred (115) days after the close of the second fiscal quarter of each Fiscal Year of the Borrower, a report of the
      Auditors certifying that, as of the end of such fiscal quarter, the
      Borrower was in compliance with the financial covenant contained in
      Section 8.18 and, during such fiscal quarter, did not receive any distributions or make any payments of principal of or interest on any
      Subordinated Secured Obligations or Affiliated Reimbursement Obligations
      in violation of such covenant or of the Debt Reserve Annual Coverage
      Ratios set forth in priorities SIXTH, SEVENTH, EIGHTH or NINTH,

                                       34

      as the case may be, of Section 3.02(d)(ii) of the Disbursement Agreement
      or, as the case may be, detailing any non-compliance therewith.

            (iii) Within ninety (90) days after the close of each of the first and third fiscal quarters of each Fiscal Year of the Borrower, a certificate of the chief financial officer of the Borrower, accompanied by calculations in reasonable detail supporting the conclusions set forth therein, to the effect as of the end of each such fiscal quarter, the
      Borrower was in compliance with the financial covenant contained in
      Section 8.18 and, during each such fiscal quarter, did not receive any distributions or make any payments of principal of or interest on any
      Subordinated Secured Obligations or Affiliated Reimbursement Obligations
      in violation of such covenant or of the Debt Reserve Annual Coverage
      Ratios set forth in priorities SIXTH, SEVENTH, EIGHTH or NINTH, as the case may be, of Section 3.02(d)(ii) of the Disbursement Agreement or, as
      the case may be, detailing any non-compliance therewith.

            (iv) Contemporaneously with the delivery thereof to the Collateral
      Trustee, copies of each certificate requesting a distribution or payment of principal of or interest on any Subordinated Secured Obligations or
      Affiliated Reimbursement Obligations in accordance with priorities SIXTH,
      SEVENTH, EIGHTH or NINTH, as the case may be, of Section 3.02(d)(ii) of the Disbursement Agreement.

      (d) Management Letters. Promptly after the Borrower's receipt thereof, a copy of any "management letter" or other similar communication received by the
Borrower from the Auditors in relation to the Borrower's financial, accounting and other systems, management and accounts.

      (e) Annual Operating Budget. As soon as available but, in any event, within sixty (60) days prior to (i) the Cooperation Period Commencement Date in respect of the initial Plant to be completed and, thereafter, (ii) the commencement of each Fiscal Year, an annual operating budget (the "Annual
Budget") (including budgeted statements of income and sources and uses of cash and balance sheets) prepared by the Borrower and accompanied by a statement of the chief financial officer of the Borrower to the effect that, the best of his or her knowledge, the budget is a reasonable estimate for the period covered thereby. The first Annual Budget shall cover the period from the Cooperation
Period Commencement Date through the end of the Fiscal Year in which the
Cooperation Period Commencement Date occurs, and, if such period consists of less than six (6) months, for the immediately succeeding Fiscal Year. Each
Annual Budget shall contain complete, fair and accurate estimates (by principal components) of Sales Proceeds, Operating and Maintenance Costs and Debt Service
for each Month covered by such Annual Budget based on the Borrower's best projections at such time. Unless otherwise

                                       35

consented to by Eximbank, the Annual Budget from year to year shall be based on the same format as the Base Case Forecast, including any amounts allocated for contingencies, and be maintained on the same basis and provide sufficient detail to permit a meaningful comparison. For each Annual Budget that is expected to cover any period occurring after the Disbursement Date, Eximbank (in consultation with the Independent Engineer) shall review such Annual Budget, and
Eximbank's response shall not be unreasonably delayed. If Eximbank does not approve an Annual Budget, Eximbank shall notify the Borrower of the items which are disapproved and the reason for such disapproval. Until such Annual Budget is so approved, the Annual Budget most recently in effect shall continue to apply, except that any items of the then proposed Annual Budget that have been approved shall also be given effect. From time to time, but not more frequently than once per Quarter, the Borrower may propose amendments to an Annual Budget, and
Eximbank (in consultation with the Independent Engineer) may reject such proposal within thirty (30) Business Days from the date the Borrower submits such proposal if in Eximbank's reasonable judgment such amendment is not reasonably necessary or advisable for operation of the Project and, if no such rejection is made, such amendments shall become effective. Not later than three
(3) Business Days after the effective date of each Annual budget and of any amendment thereto, the Borrower shall provide a copy of the same to the
Collateral Trustee.

      (f) Officer's Certificates. At the time of the delivery of the financial statements provided for in Section 7.01(a) and (b), a certificate of a Financial
Officer of the Borrower to the effect that, to the best of his or her knowledge, no Incipient Default Event or Default Event has occurred and is continuing or, if any Incipient Default Event or Default Event has occurred and is continuing, specifying the nature and extent thereof and what action the Borrower is taking or proposes to take in response thereto, which certificate shall (without duplication of the Borrower's obligations under Section 7.03(c)(iii)), from and after the Disbursement Date, set forth the calculations required to establish whether the Borrower was in compliance with the provisions of Section 7.14, 8.03 and 8.18 and Section 3.02(d)(ii) of the Disbursement Agreement.

      (g) Notice of Default, Litigation, etc. (i) Immediately upon the Borrower obtaining knowledge thereof, notice, by facsimile, cable or telex, of any event which constitutes an Incipient Default Event or Default Event, specifying the nature of such Incipient Default Event or Default Event and any steps the
Borrower is taking to remedy the same; and (ii) promptly, and in any event within twenty (20) Business Days (or such shorter period as may be specified below) after an officer of the Borrower or the General Partner, as the case may be, obtains knowledge thereof:

            (A) notice of any litigation or governmental proceeding pending (x)
      against the Borrower or the General Partner (i) involving a claim in excess of $125,000 (or the equivalent thereof in other currency) or (ii)
      which is

                                       36

      reasonably likely to have a Material Adverse Effect or (y) with respect to any Project Document;

            (B) notice of any proposal by any Governmental Authority to acquire compulsorily the Borrower or the General Partner, any of the Collateral or
      a substantial part of the Borrower's or the General Partner's business or assets;

            (C) notice of any substantial dispute between the Borrower or any
      Affiliate of the Borrower and any Governmental Authority relating to the
      Project;

            (D) notice of any change in the authorized officers or directors referred to in Section 5.01(m) above, giving certified specimen signatures of any new officer or director so appointed and, if requested by Eximbank, satisfactory evidence of the authority of such new officer or director;

            (E) (x) as promptly as practicable and in any event not later than two Business Days after becoming aware thereof notice of any actual or proposed termination, rescission, discharge (otherwise than by performance) under any material provision of any Project Document (other than by Eximbank) and (y) as promptly as practicable and in any event not later than ten Business Days after becoming aware thereof notice of any actual or proposed amendment, waiver or indulgence under any material provision of any Project Document (other than by Eximbank);

            (F) copies of any material notice or correspondence received or initiated by the Borrower or the General Partner relating to a
      Governmental Approval or other license or authorization necessary for the
      Performance by the Borrower or the General Partner of its respective obligations under the Project Documents;

            (G) notice of any Lien (other than a Permitted Lien) becoming enforceable over any of the Borrower's assets;

            (H) notice of any proposed material change in the nature or scope of the Project or the business or operations of the Borrower and any one or more events, conditions or circumstances (including without limitation
      Force Majeure as defined in Sections 14.1(a) and 14.1(b) of the BOT
      Agreement) that exist or have occurred which are reasonably likely to have a Material Adverse Effect;

            (I) until the Eximbank Guarantee Agreement has terminated in accordance with its terms, notice of the occurrence of any event or act which

                                       37

      could reasonably qualify as a Political Risk (as defined in the Eximbank
      Guarantee Agreement);

            (J) notice of or (in the case of items described in the immediately succeeding clause (x)) copies of: (x) each funding waiver request filed with respect to any Pension Plan and all communications received or sent by the Borrower or any ERISA Affiliate with respect to such request, and
      (y) the failure of the Borrower or any ERISA Affiliate to make a required installment or payment under Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan by the due date (other than the quarterly contributions described in Section 302(e) of ERISA or Section 412(m) of the Code);

            (K) notice of the occurrence of any Termination Event which has had or is reasonably likely to result in a Material Adverse Effect in connection with any Pension Plan or any trust thereunder, specifying the nature thereof, what action the Borrower or the ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the United States Internal Revenue Service, the United States Department of Labor or the PBGC with thereto;

            (L) copies of: (x) all notices of the PBGC's intent to terminate any
      Pension Plan or to have a trustee appointed to administer any Pension
      Plan; and (y) all notices from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of
      ERISA; or

            (M) notice of the filing of an intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of
      ERISA; or

            (N) a copy of each agreement, commitment or understanding (whether or not subject to the approval of Eximbank pursuant to any other provision of this Agreement) executed by or on behalf of the Borrower (excluding (x)
      the agreements set forth in clauses (i) through (xiii), inclusive, (xvi),
      (xvii) and (xviii) of the definition of the term "Operating Agreements" in
      Schedule X hereto but including replacements thereof and (y) agreements, commitments or understandings entered into in the ordinary course of business which are required to perform the O&M Parameters and which (1) do not, individually, create a financial obligation of the Borrower in excess of $75,000 and (2) would not, in the aggregate, result in the expenditure of funds in any Fiscal Year in excess of the amount budgeted for Operating and Maintenance Costs (including the Contingent O&M Amount) in the then-current Annual Budget for such Fiscal Year) in connection with the
      Project, which notice shall specifically refer to this Section
      7.01(g)(ii)(N) and, with respect to any such agreement,

                                       38

      commitment or understanding extending by its terms beyond the Disbursement
      Date, request that Eximbank confirm (prior to the Disbursement Date, after consultation with the Administrative Agent) whether or not such agreement, commitment or understanding shall constitute an Operating Agreement, in which case such agreement, commitment or understanding shall only constitute an Operating Agreement if Eximbank shall so designate it as an
      Operating Agreement in a writing delivered to the Borrower within 60 days of Eximbank's receipt thereof; or

            (O) notice of the occurrence of any event of default or default under Section 19.1 of the Construction Contract or under the Assignment and Assumption Agreement.

      (h) Implementation Reports. Prior to the Project Completion Date, within twenty-one (21) days of the end of each Month, a report, in a form satisfactory to Eximbank, on the implementation and progress of the Project, including (i)
any factors materially and adversely affecting or which are reasonably likely to materially and adversely affect the carrying out of the Project and (ii) copies of any reports received by the Borrower from any outside technical consultant identifying any matter that is or may prove to be of material adverse significance to the operation of the Plant.

      (i) Completion Date and Operation Date Notices. The Borrower shall provide
Eximbank with not more than ten (10) or less than two (2) Business Days' prior notice of the scheduled occurrence of the Completion Late for each Plant. The
Borrower shall provide Eximbank with not more than ten (10) or less than two (2)
Business Days' prior notice of the scheduled occurrence of (i) each Operation
Date and (ii) the date on which the Borrower expects to satisfy the conditions precedent to Eximbank Disbursement specified in Section 5.02 hereof (other than those conditions that may only be satisfied on and as of the Disbursement Date).
The Borrower shall provide Eximbank with notice of the Completion Date for each
Plant and the Operation Date for each Plant not more than five (5) Business Days after the occurrence of any thereof.

      (j) Other Information. From time to time, such other information or documents (financial or otherwise) as Eximbank may reasonably request including, without limitation, (1) advance notice of the commencement of all performance tests under the Construction Contract and (2) if the Completion Date for any
Plant in the BOT Agreement shall have been deemed to have occurred pursuant to
Section 5.4(h) of the BOT Agreement, information as to the circumstances giving rise to the same, the action(s) which the Borrower (and, to the extent known by the Borrower, PNOC-EDC) is taking or proposes to take with respect to the same and periodic reports of the status of such actions and the implementation thereof.

                                       39

      Section 7.02. Books, Records and Inspections; Accounting and Audit
Matters.

      (a) The Borrower will keep proper books of record and account adequate to reflect truly and fairly the financial condition and results of operations of the Borrower (including the progress of the Project) in which full, true and correct entries in conformity with Philippine generally accepted accounting principles consistently applied and all Applicable Laws shall be made of all dealings and transactions in relation to its business and activities. The
Borrower will permit officers and designated representatives of Eximbank to visit and inspect, under guidance of officers of the Borrower, any of the properties of the Borrower, and to examine and make copies of the books of record and account of the Borrower and discuss the affairs, finances and accounts of the Borrower with, and be advised as to the same by, its and their officers, all at such reasonable times and intervals and to such reasonable extent as Eximbank may request.

      (b) The Borrower shall (i) authorize the Auditors (whose fees and expenses shall be for the account of Borrower) to communicate directly with Eximbank at reasonable intervals, but if an Incipient Default Event or a Default Event has
occurred or is continuing, then at any time, regarding the Borrower's accounts and operations and (ii) furnish to Eximbank a copy of such authorization, which shall be in the form of Schedule 6.2(b) to the Lender Credit Agreement;
provided, however, that Eximbank will (i) provide the Borrower with copies of any correspondence between Eximbank and the Auditors, and (ii) provide the
Borrower with reasonable notice of any meeting between Eximbank and the
Auditors, with a description of the matters to be discussed at such meeting, and allow the Borrower to attend any such meeting.

      (c) The Borrower will at all times cause a complete set of the current and
(when available) as-built plans (and all supplements thereto) relating to each
Plant to be maintained at such Plants or the Construction Contractor's office for inspection by the independent Engineer and Eximbank.

      Section 7.03. Maintenance of Property, Insurance. (a) The Borrower will
(i) keep all property useful and necessary (other than property that has become obsolete) in its business in good working order and condition and (ii) keep its present and future properties and business insured with financially sound and reputable insurers satisfactory to Eximbank against loss or damage in such manner and to the same extent as required in Section A of Schedule 7.03 hereto until the expiration of such policies and immediately thereafter as required in
Section C of Schedule 7.03 hereto, including in each case pursuant to policies naming the Collateral Trustee as sole loss payee thereunder, permitting the
Collateral Trustee to make claims thereunder, and containing cut-through endorsements to reinsurers, provisions requiring that the Collateral Trustee and
Eximbank shall receive notices of extensions or renewals of insurance policies and notice

                                       40

of any non-payment of premiums and that such policy may only be canceled for non-payment of premiums, if cancelable, upon sixty (60) days prior notice to the
Collateral Trustee and Eximbank. On or prior to the dates required pursuant to
Section A or Section C, as the case may be, of Schedule 7.03, the Borrower will submit to Eximbank certificates of insurance relating to the insurances required by Section A and Section C of Schedule 7.03 (together with copies of such insurance policies if then available) from the Borrower's insurers or insurance brokers (including confirmation of premium payments then due), which certificates shall indicate the properties insured, amounts and risks covered, names of the expiration dates, names of the insurers and special features of the insurance policies. The Borrower shall provide Eximbank with copies of insurance policies relating to the insurances required by Section A and Section C of
Schedule 7.03 hereto on or prior to the date such policies are required to be delivered to Eximbank in accordance with such Section A or Section C, as the case may be Prior to the Disbursement Date, the Borrower shall provide Eximbank with copies of the insurance policies relating to the insurances required by
Section C of Schedule 7.03 hereto, such policies to be in form and substance, and issued by companies, satisfactory to Eximbank (in consultation with the
Insurance Consultant).

      (b) The Borrower will cause the Construction Contractor and the
Construction Supplier, as applicable, to (i) keep the insurances described in
Section B of Schedule 7.03 hereto with financially sound and reputable insurers satisfactory to, prior to the Disbursement Date, the Administrative Agent and,
thereafter, Eximbank, in each case against loss or damage in such manner and to the same extent as so described, in each case pursuant to policies of insurance naming the Collateral Trustee as sole loss payee thereunder, permitting the
Collateral Trustee to make claims thereunder, and containing cut-through endorsements to reinsurers and provisions requiring that the Collateral Trustee and Eximbank shall receive notices of any non-payment of premiums and that such policy may only be canceled (x) as provided in Section B of Schedule 7.03 hereto or (y) if not therein provided, for non-payment of premiums, if cancelable, upon thirty (30) days prior written notice to the Collateral Trustee Eximbank. On or prior to the dates required pursuant to Section B of Schedule 7.03, the Borrower will cause the Construction Contractor or the Construction Supplier, as
applicable, to submit to Eximbank certificates of insurance relating to the insurances required by Section B of Schedule 7.03 (together with copies of such insurance policies if then available) from the insurers or insurance brokers for such insurances (including confirmation of premium payments then due), which certificates shall indicate the type of insurance, amounts and risks covered, names of the beneficiaries, expiration dates, names of the insurers and special features of the insurance policies. The Borrower will cause the Construction
Contractor or the Construction Supplier, as applicable, to provide Eximbank with copies of insurance policies relating to the insurances described in Section B of Schedule 7.03 hereto on or prior to the date such policies are required to be delivered to Eximbank in

                                       41

accordance with such Section B of Schedule 7.03 hereto, such policies to be in form and substance, and issued by companies, satisfactory to Eximbank in consultation with the Insurance Consultant. The Borrower will cause the
Construction Contractor to establish the BOT Construction Performance Security in favor of PNOC-EDC within the time required by PNOC-EDC in connection with the
BOT Agreement and will deliver evidence reasonably satisfactory to Eximbank of
PNOC-EDC's acceptance of the BOT Construction Performance Security within fifteen (15) calendar days after the same is so established.

      (c) In the event any insurance (including the limits or deductibles thereof) hereby required to be maintained by the Borrower or for which the
Borrower is responsible, or required to be maintained by the Construction
Supplier or the Construction Contractor or for which the Construction Supplier or the Construction Contractor is responsible, other than insurance required by
Applicable Law to be maintained, shall not be available on commercially reasonable terms in the commercial insurance market, the Administrative Agent, prior to the Lender Financing Termination Date, or, thereafter, Eximbank, shall not unreasonably withhold its consent to waive such requirement to the extent the maintenance thereof is not so available; provided, however, that (i) the
Borrower shall first request any such waiver in writing, which request shall be accompanied by a written report prepared by the Borrower's insurance adviser certifying that such insurance is not reasonably available and commercially feasible in the commercial insurance market for electric generating plants of similar type and capacity and, with respect to catastrophic perils, located in
Southeast Asia, and (ii) the Insurance Consultant shall confirm in writing the conclusions contained in such report. The failure at any time to satisfy the condition to any waiver of an insurance requirement set forth in the proviso to the preceding sentence shall not impair or be construed as a relinquishment of the Borrower's ability to obtain a waiver of an insurance requirement pursuant to the preceding sentence at any other time upon satisfaction of such conditions.

      (c) The provisions of this Section 7.03 shall be deemed to be supplemental to, but not duplicative of, the provisions of any of the Security Documents that require the maintenance of insurance. In the event that any insurance whatsoever is purchased, taken or otherwise obtained by the Borrower with respect to the
Project otherwise than as required hereunder or if not properly endorsed to the
Collateral Trustee as the sole loss payee or beneficiary or otherwise made upon the terms required in this Section 7.03, without limitation to any provision of the Mortgage, Assignment and Pledge Agreement, such insurance shall be considered assigned hereunder to the Collateral Trustee with the right of the
Collateral Trustee to make, settle, compromise and liquidate any and all claims thereunder, without prejudice to the exercise of any other rights and remedies that the Collateral Trustee may have under any of the Financing Documents, or under any Applicable Law.

                                       42

      Section 7.04. Maintenance of Existence; Privileges; Etc. The Borrower
shall, and with respect to clauses (a)(i), (a)(iii) and (b) of this Section 7.04 shall cause the General Partner to, at all times (a) preserve and maintain in full force and effect (i) its existence as a limited partnership or a corporation, as the case may be, in each case duly authorized, validly existing and in good standing under the laws of the Republic or the Cayman Islands, as the case may be (ii) its qualification to do business in each other jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business as conducted or proposed to be conducted makes such qualification necessary and (iii) all of its powers, rights, privileges and franchise necessary for the construction, ownership, maintenance and operation of the Project and the maintenance of its existence, (b) obtain in a timely manner and maintain in full force and effect (or where appropriate, renew) all
Governmental Approvals (including, without limitation, those under Environmental
Laws) and all other licenses, registrations, waivers, consents and approvals required at any time in connection with the construction, maintenance, ownership or good and orderly operation of the Project and all licenses, consents and approvals necessary for the conversion to Dollars of all Peso amounts
(including, without limitation, Peso amounts representing SFRI Fees) payable under the BOT Agreement, the PNOC-EDC Consent Agreement, the Performance
Undertaking and the Republic Consent Agreement and for the remission to the
United States in Dollars of any amounts paid or payable to the Secured Parties in connection with any Financing Document or the transactions contemplated thereby or the partnership interests of the Borrower and (c) preserve and maintain good and marketable title to its properties and assets (it being understood that the Borrower's rights with respect to the Site are solely as set forth in the BOT Agreement and the Accession Undertaking) subject to no Liens other than Permitted Liens.

      Section 7.05. Compliance with Statutes. The Borrower will comply with all
Applicable Laws in respect of the conduct of its business and the ownership, operation and use of its property (including, without limitation, Applicable
Laws relating to environmental standards and controls and Applicable Laws relating to the maintenance of debt to equity ratios). The Borrower will cause the General Partner to comply with all Applicable Laws in respect of the General
Partner owning its equity interest in, and acting in its capacity as general partner of, the Borrower.

      Section 7.06. Consultations Regarding Independent Engineer's Report. The
Borrower agrees that (i) in addition to any other consultation required hereunder, following the end of each Month, upon the request of the
Administrative Agent or Eximbank, the Borrower shall consult with such Person regarding any materially adverse event or condition identified by the
Independent Engineer in the reports provided by the Independent Engineer for such Month pursuant the Representative Agreement, and (ii) in the event the
Borrower fails to hold such consultations within 30 days of such request, such event or condition shall be deemed to have a Material Adverse Meet.

                                       43

      Section 7.07. Project Implementation; Use of Proceeds.

      (a) The Borrower shall (i) carry out the Project and conduct its business with due diligence and efficiency and in accordance with sound engineering, financial, and business practices and in accordance with the Annual Budget as specified in Section 7.01(e); and (ii) use the proceeds of the Loans and the
Eximbank Credit only for the purpose set forth in Section 2.01.

      (b) Without limiting the generality of the preceding clause (a), the
Borrower will cause the construction of the Project to be prosecuted and completed with due diligence and continuity (except for interruptions due to events of Force Majeure (as defined in any of the BOT Agreement, the
Construction Contract and the Supply Contract), which the Borrower will use its best efforts to mitigate), in good and workmanlike manner and in accordance with
(i) sound generally accepted budding and engineering practices, (ii) all
Governmental Approvals and Applicable Laws applicable to the Site, the Plants or the Borrower, (iii) the Construction Contract, (iv) the Supply Contract and (v)
the Construction Budget.

      (c) Without limiting the generality of clause (a) of this Section 7.07, from and after the Cooperation Period Commencement Date, the Borrower will operate and maintain the Project, and retain and maintain the staff sufficient to operate and maintain the Project, in accordance with the O&M Parameters and will otherwise comply with and fully satisfy all of the requirements of the O&M
Parameters.

      (d) Without limiting the generality of clauses (a) and (b) of this Section
7.07, in order to avoid a deemed abandonment under Section 15.4.1(d) of the BOT
Agreement, if the conditions precedent specified in clauses (a) and (b) of
Section 13.3 of the Construction Contract have been satisfied the Borrower shall, within ten (10) Business Days prior to the date of potential abandonment under the BOT Agreement, exercise the right granted to it under the last sentence of Section 13.3 of the Construction Contract and certify to PNOC-EDC that the Power Plant (as defined in the Construction Contract) has achieved BOT
Completion in accordance with Section 6.1(a) of the BOT Agreement.

      (e) The Borrower shall provide Eximbank with notice immediately upon becoming aware that the conditions to enforcing any of the Ormat EPC Guaranty, the Ormat International EPC Guaranty, the Post-Completion Ormat Guaranty or the
O&M Support Undertaking have been met.

      (f) The Borrower agrees that it shall not designate an arbitrator or engineering firm under either the Construction Contract or the Supply Contract with respect to any disputes thereunder without obtaining the prior written consent of the Required Secured Parties, such consent not to be unreasonably withheld.

                                       44

      (g) Without the prior written consent of Eximbank, which approval shall not be unreasonably withheld, the Borrower shall not direct that Geothermal
Fluid (as defined in the Construction Contract) be run through any GU (as defined in the Construction Contract) under circumstances which would give rise to the commencement of any of the Warranty Periods (as defined in the
Construction Contract) pursuant to clause (a) of Section 17.10 of the
Construction Contract.

      Section 7.08. Auditors. In the event that SyCip Gorres Velayo & Co. should cease to be the Auditors of the Borrower for any reason, the Borrower shall appoint and maintain as the Auditors another firm of independent public accountants approved by Eximbank.

      Section 7.09. Taxes, Duties, Proper Legal Form. The Borrower will pay and discharge all taxes, duties, fees, assessments or other governmental charges imposed on it, on its income or profits, on any of its property, or in connection with any such charges imposed on it with respect to any payment made under this Agreement or the execution, issue, delivery, registration, notarization, assignment or transfer of any interest in or for the legality, validity, or enforceability, of any Project Document prior to the date on which penalties attach thereto, and all claims, levies or liabilities (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which have or, if unpaid, might become a
Lien upon the property of Borrower (or any part thereof). The Borrower shall have the right, however, to contest in good faith the validity or amount of any such tax, assessment, governmental charge or claim by proper proceedings timely instituted, and may permit the taxes, assessments, governmental charges or claims so contested to remain unpaid during the period of such contest if (i)
the Borrower diligently prosecutes such contest, (ii) during the period of such contest the enforcement of any contested item is effectively stayed, (iii) the
Borrower sets aside on its books adequate reserves with respect to the contested items and (iv) such contest does not, in the reasonable discretion of, prior to the Disbursement Date, the Administrative Agent and thereafter, Eximbank, involve a material risk of the sale, forfeiture or loss of any of the
Collateral. The Borrower will promptly pay or cause to be paid any valid, final judgment enforcing any such tax, duty, fee, assessment, other governmental charge or claim and cause the same to be satisfied of record.

      Section 7.10. Independent Engineer; Insurance Consultant. The Borrower (i)
agrees to the Independent Engineer carrying out the role described in the
Representative Agreement, (ii) confirms and agrees to the terms of its
Acknowledgment appended to the Representative Agreement, which terms are incorporated herein by reference as if fully set forth herein and (iii) will ensure that the Insurance Consultant will be provided with all information reasonably requested by the Insurance Consultant and will exercise due care to ensure that any information which it may supply the Insurance Consultant is

                                       45

materially accurate and not, by omission of information or otherwise, misleading in any material respect.

      Section 7.11. Performance of Obligations. The Borrower will perform all of its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound and will perform (i) all of its obligations under the terms of the Financing Documents and the BOT Agreement and
(ii) such of its obligations under the terms of the Project Documents (other than the Financing Documents and the BOT Agreement) the non-performance of which is reasonably likely to have a Material Adverse Effect. The Borrower will maintain in full force and effect each of the Project Documents to which it is a party. The Borrower will preserve, protect, defend and enforce the rights granted to it under or in connection with the Project Documents. The Borrower shall take all action within its control required or in the reasonable opinion of Eximbank advisable to ensure that, unless otherwise consented to in writing by Eximbank, each of the Project Documents is in proper legal form under the laws of the Republic or under the respective governing laws selected in such
Project Documents, for the enforcement thereof in such jurisdictions without any further action on the part of Eximbank or the Lenders, as the case may be.

      Section 7.12. Additional Documents; Filings and Recordings. The Borrower
shall execute, and deliver, from time to time as reasonably requested by
Eximbank or the Collateral Trustee, at the Borrower's expense, such other documents as shall be necessary or advisable or that Eximbank or the Collateral
Trustee may reasonably request in connection with the rights and remedies of the
Secured Parties granted or provided for by the Project Documents, as applicable, and to consummate the transactions contemplated therein. The Borrower shall, at its own expense, take all reasonable actions that have been or shall be requested by Eximbank or the Collateral Trustee or that the Borrower knows are necessary to establish, maintain, protect, perfect and continue the perfection of the first priority security interests of the Secured Parties created by the
Security Documents and shall furnish timely notice of the necessity of any such action, together with such instruments, in execution form, and such other information as may be required to enable Eximbank and any other appropriate
Secured Party to effect any such action. Without limiting the generality of the foregoing, the Borrower shall (a) execute or cause to be executed and shall file or cause to be filed such financing statements, continuation statements, fixture filings, mortgages or deeds of trust and mortgage supplements in all places necessary or advisable (in the opinion of counsel for Eximbank or the Collateral
Trustee) to establish, maintained perfect such security interests and in all other places that Eximbank or the Collateral Trustee shall reasonably request and (b) do everything necessary in the reasonable judgement of Eximbank or the
Collateral Trustee to (i) create and perfect the Security with respect to future assets covered by the Mortgage, Assignment and Pledge Agreement, (ii) maintain the Security in full force and effect at all times and (iii) preserve and protect the Collateral and protect and enforce its rights and

                                       46

title and the rights and title of the Secured Parties to the Collateral. In connection with the registration of each mortgage supplement required pursuant to Section 5 of Part B of the Mortgage, Assignment and Security Agreement, the
Borrower shall deliver to Eximbank a certified true copy of the legal opinion required pursuant to Section 5.01(c) of Part B of the Mortgage, Assignment and
Security Agreement.

      Section 7.13. Bank Accounts. The Borrower shall maintain all its bank accounts with the Collateral Trustee.

      Section 7.14. Debt Reserve Cash Collateral Account. On or before the
Disbursement Date, the Debt Reserve Cash Collateral Account shall be fully funded in an amount equal to at least $4,200,000 (if the principal of the
Eximbank Credit shall be repayable in 38 installments) and an amount equal to the Senior Debt Service due and payable during the next succeeding six months
(if the principal of the Eximbank Credit shall be repayable in fewer than 38 installments) in addition to all amounts required to be deposited at such time in accordance with clause "FOURTH" of 3.02(d)(ii) of the Disbursement Agreement.

      Section 7.15. Availability and Transfer of Foreign Currency. The Borrower
will ensure that all requisite foreign exchange control approvals and other authorizations, if any, by the Republic or any department or agency thereof will be kept current and in full force and effect to assure (i) the ability of the
Borrower to receive, and the ability of any other party to make, any and all payments to the Borrower contemplated by the Project Documents, (ii) the availability of Dollars to enable the Borrower to perform all of its obligations under the Financing Documents or any of the other Project Documents, as the case may be, in accordance with their respective terms, and (iii) (on and after the
Disbursement Date) the ability of the Borrower to convert all sums received in
Peso amounts from PNOC-EDC under the BOT Agreement and the PNOC-EDC Consent
Agreement and from the Republic under the Performance Undertaking and the
Republic Consent Agreement, including any Peso amounts representing SFRI Fees, from Pesos to Dollars, immediately upon receipt thereof, and to use the Dollars as necessary to perform all of its Obligations under the Project Documents, in accordance with their respective terms.

      Section 7.16. Privatization of NAPOCOR or PNOC-EDC. The Borrower shall promptly upon becoming aware thereof notify Eximbank of the occurrence of any event or events that give rise to any rights or benefits to the Borrower under
Article 20 of the BOT Agreement. The Borrower agrees to consult with Eximbank prior to requesting or accepting any assurances, or making any determinations, in accordance with such Article 20. Any such consultation shall include, without limitation, a reasonably detailed explanation (which shall be provided to
Eximbank in writing if so requested) of the

                                       47

economic rationale for any determination or proposed course of action made or proposed to be made under or pursuant to such Article 20.

      Section 7.17. Spares. On or before the Disbursement Date, the Borrower shall purchase all spare parts identified on the Acquisition List (as defined in the Eximbank Guarantee Agreement).

                         SECTION 8. NEGATIVE COVENANTS.

      With respect to provisions of this Section 8 so specifying, from and after the Disbursement Date and, with respect to all remaining provisions of this
Section 8, from and after the execution and delivery of this Agreement, in each case until the Eximbank Credit is paid in full, except as otherwise waived pursuant to the next two succeeding sentences, the Borrower covenants and agrees as provided in this Section 8. Provisions of this Section 8 specifying effect from and after the Disbursement Date and provisions requiring consultations with or the furnishing of documents or other information to Eximbank or requiring the consent or approval of Eximbank to the taking or omission of any action may only be waived by Eximbank and in writing. All other provisions of this Section 8 may be waived with effect during the period prior to the Disbursement Date by the
Required Secured Parties and in writing and, thereafter, by Eximbank and in writing.

      Section 8.01. Liens. The Borrower will not, and will not agree to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real, personal or mixed, tangible or intangible) of the Borrower, whether now owned or hereafter acquired, provided that the provisions of this
Section 8.01 shall not prevent the creation, incurrence, assumption or existence of, prior to the Disbursement Date, Lender Credit Permitted Liens and,
thereafter, the following Liens (each, a "Post-Completion Permitted Lien"):

      (a) any tax or other statutory Lien, provided that such lien shall be discharged within sixty (60) days after the Borrower or the General Partner becomes aware or reasonably should have been aware of such Lien (unless contested in good faith by the Borrower, in which case it shall be discharged within thirty (30) days after final adjudication, and provided that during the period of such contest the Borrower sets aside on its books adequate reserves with respect to the contested items);

      (b) Liens created pursuant to the Security Documents;

      (c) purchase-money Liens on any property acquired after the Operation Date provided, however, that (i) any property subject to such purchase-money Lien is acquired by the Borrower in the ordinary course of its business and such purchase-money Lien attaches to such property concurrently or within ninety (90)
days after the acquisition

                                       48

thereof; (ii) the Indebtedness secured by such purchase-money Lien shall not exceed ninety percent (90%) of the lesser of the cost or the fair market value as of the time of the acquisition of the property covered thereby by the
Borrower; (iii) each such purchase-money Lien shall attach only to the property so acquired and fixed improvements thereon; (iv) the Indebtedness secured by all such purchase-money Liens shall not at any time exceed $500,000 (or an equivalent amount in other currency); and (v) the Indebtedness secured by such purchase-money Lien is not otherwise prohibited by the provisions of Section
8.05;

      (d) Liens on property and equipment constituting leases permitted by
Section 8.04; and

      (e) mechanics', materialmen's, carrier's and similar Liens securing obligations incurred in the ordinary course of business which (i) are not past due or which are the subject of a Good Faith Contest by the Borrower (unless during the pendency of such contest or as a result thereof the Liens of the
Security Documents could reasonably be expected to be materially endangered or any material portion of the Site, any Plant, the Power Plant or the Project
could reasonably be expected to become subject to loss or forfeiture) and (ii)
which do not in the aggregate materially detract from the value of the Site, any
Plant, the Power Plant or the Project or other assets of the Borrower or materially impair the use thereof; provided that, upon the commencement of any proceeding to foreclose or enforce any such Post-Completion Permitted Lien,
Eximbank or the Collateral Trustee may take such action as it reasonably deems necessary to protect its interest in the Site, any Plant, the Power Plant or the
Project including, without limitation, payment of amounts reasonably necessary to release any such Lien, and in such event the Borrower shall reimburse
Eximbank or the Collateral Trustee, as the case may be, upon demand for the cost thereof together with interest thereon at a rate per annum equal to (in the case of Eximbank) the higher of (x) the New Borrowing Rate (as defined the Section
3.02(b)) that would be applicable to ____ such amounts if such amounts paid by
Eximbank were deemed to be due from the Borrower on the date paid by Eximbank and not paid by the Borrower when due and (y) the rate specified in Section
3.02(a) plus 1.0% or (in the case of the Collateral Trustee) the Base Rate plus
3.75%.

      Section 8.02. Consolidation, Merger, Sale of Assets, Etc. The Borrower
will not, and will not permit the General Partner to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation.
The Borrower will not (a) convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets (other than electricity and any chemical by-products produced by the
Power Plant) except in the ordinary course of business, or sales of equipment which is uneconomic or obsolete or sales of assets that are no longer used by or useful to the Borrower and which are promptly replaced (if applicable) by adequate substitutes of substantially equivalent utility to the replaced assets;
or (b) purchase or

                                       49

otherwise acquire (in one or a series of related transactions) any part of the property or assets of any Person (other than purchases or other acquisitions of inventory or materials or capital expenditures, each in the ordinary course of business).

      Section 8.03. Dividends; Restricted Payments. The Borrower will not declare or pay any partnership distributions, or return any capital, to the
Partners or authorize or make any other distribution, payment or delivery of property or cash to the Partners as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration, any general or limited partnership interests now or hereafter outstanding (or any options or warrants issued by the Borrower with respect to any partnership interests)
(collectively, "Restricted Payments") unless:

            (i) such Restricted Payment is permitted by Applicable Law;

            (ii) no Default or Event of Default is then in existence (or would be in existence after giving effect to such Restricted Payment);

            (iii) such Restricted Payment is made in accordance with the provisions of Section 3.02(d)(ii) of the Disbursement Agreement; and

            (iv) such Restricted Payment is made only after the Disbursement
      Date.

      Section 8.04. Leases. The Borrower will not enter into any agreement or arrangement to acquire by lease the use of any property or equipment of any kind, except leases as contemplated by the O&M Parameters, the Construction
Budget or the Annual Budget (in each case as then in effect), or except leases of operating equipment and premises under which the aggregate rental payments
(including, without limitation, any property taxes paid as additional rent or lease payment) do not exceed the equivalent of $400,000 in any Fiscal Year.

      Section 8.05. Indebtedness. (i) The Borrower will not contract, create, incur, assume or suffer to exist any Indebtedness, except for, prior to the
Disbursement Date, Lender Credit Permitted Indebtedness and, thereafter, the following types of Indebtedness ("Post-Completion Permitted Indebtedness"):

      (a) Indebtedness of the Borrower incurred under this Agreement;

      (b) Indebtedness incurred after the Operation Date which is not in a principal amount in excess, in the aggregate of $500,000, at any time and is accrued expenses or current trade accounts payable incurred in the ordinary course of business or obligations under trade letters of credit incurred by the
Borrower in the ordinary course of business,

                                       50

which are to be repaid in full not more than ninety (90) days after the date on which such Indebtedness is originally incurred to finance the purchase of goods by the Borrower;

      (c) Unsecured Senior Working Capital Indebtedness and Subordinated Secured
Working Capital Indebtedness incurred after the Operation Date not exceeding in the aggregate at any one time outstanding $1,500,000, provided that (i)
Unsecured Senior Working Capital Indebtedness shall not exceed $500,000 at any one time outstanding; (ii) any and all Subordinated Secured Working Capital
Indebtedness shall be subordinated to the payment of the Eximbank Credit in accordance with the provisions of Schedule 8.05(c); (iii) any and all
Subordinated Working Capital Lenders shall, prior to the date on which any
Subordinated Secured Working Capital Indebtedness is incurred, become party to the Collateral Trust Agreement and deliver to the Collateral Trustee and
Eximbank an opinion of counsel to such Subordinated Working Capital Lender reasonably satisfactory to Eximbank to the effect that the subordination terms set forth in Schedule 8.05(c) hereto constitute the binding obligations of such
Subordinated Working Capital Lender enforceable in accordance with their respective terms (subject to customary qualifications); and (iv) any
Subordinated Working Capital Lender consisting of Ormat or an Affiliate of Ormat shall (if it is not a party thereto) accede to the Mortgage, Assignment and
Pledge Agreement and pledge and deliver to the Collateral Trustee the executed original of the Subordinated Note evidencing its Subordinated Working Capital
Loans;

      (d) Third Party Subordinated indebtedness in an outstanding principal amount not to exceed $2,500,000 at any time; provided, however, that (i) any and all Third Party Subordinated Indebtedness shall be subordinated to the payment of the Eximbank Credit in accordance with the provisions of Schedule 8.05(c) and
(ii) any and all Third Party Subordinated Lenders shall, prior to the date on which such Indebtedness is incurred, become party to the Collateral Trust
Agreement and deliver to the Collateral Trustee and Eximbank an opinion of counsel to such Third Party Subordinated Lender reasonably satisfactory to
Eximbank to the effect that the subordination terms set forth in Schedule
8.05(c) hereto constitute the binding obligations of such Third Party
Subordinated Lender enforceable in accordance with their respective terms
(subject to customary qualifications);

      (e) Indebtedness secured by purchase money Liens incurred after the
Operation Date and otherwise permitted under Section 8.01(c);

      (f) Indebtedness constituting lease obligations permitted under Section
8.04;

      (g) Optional Subordinated Loans, Standby Subordinated Loans and Post-
Completion Standby Subordinated Loans in an aggregate outstanding principal amount not to exceed at any time the sum of $5,000,000 plus the outstanding principal amount of

                                       51

any Optional Subordinated Loans made by Ormat pursuant to the terms of the
Development Agreement, and which bear interest at a rate not in excess of 10%
per annum; provided, that (i) any and all Optional Subordinated Loans, Standby
Subordinated Loans and Post-Completion Standby Subordinated Loans shall be subordinated to the payment of the Eximbank Credit in accordance with the provisions of Schedule 8.05(c) and the Collateral Trust Agreement; (ii) all
requirements of the Collateral Trust Agreement shall have been satisfied prior to (or contemporaneous with) the incurrence thereof; and (iii) the Person making such Optional Subordinated Loans, Standby Subordinated Loans and Post-Completion
Standby Subordinated Loans shall (if it has not previously done so) pledge
(pursuant to an instrument substantially similar in form and scope to Part D of the Mortgage, Assignment and Pledge Agreement) and deliver to the Collateral
Trustee the executed original of the Subordinated Note or Subordinated Notes evidencing its Optional Subordinated Loans, Standby Subordinated Loans or
Post-Completion Standby Subordinated Loans, as the case may be;

      (h) Affiliated Reimbursement Obligations; and

            (i) Contingent Obligations permitted under Section 8.06.

            (ii) The Borrower agrees that it will not obligate itself to make regularly scheduled payments during the period when the Eximbank Credit is outstanding of or on any Permitted Indebtedness that is Indebtedness for
      Borrowed Money other than quarterly and other than on a Permitted Payment
      Date or a date occurring no earlier than eight (8) days after and no later than fifteen (15) days after a Permitted Payment Date.

      Section 8.06. Guarantees. Without limitation to the restrictions of
Section 8.05 hereof, from and after the Disbursement Date, the Borrower will not enter into or have outstanding any Contingent Obligations, including without limitation any agreement or arrangement to guarantee or, in any way or under any condition, become obligated for all or any part of any Indebtedness or other obligation of another Person, except that, notwithstanding the restrictions of this Section 8.06 or Section 8.05 hereof, the Borrower may enter into (a) the
Accession Undertaking, (b) Contingent Obligations set forth in the then-current
Construction Budget or Annual Budget and identified as Contingent Obligations in any such budget so as to permit a determination of the Borrower's compliance with this Section 8.06, (c) an obligation, not secured by any Lien, to (i)
reimburse the BOT Operation Performance Security Issuer for amounts paid to
PNOC-EDC under the BOT Operation Performance Security, provided that such obligation is subordinated to the prior payment in full of the Eximbank Secured
Obligations on the terms set forth in Schedule 8.05(c), or (ii) reimburse Ormat
International or one or both of the Affiliated Funding Entities for Affiliated
Reimbursement Obligations, provided that such obligation is subordinated to the prior payment in full of the Eximbank Secured

                                       52

Obligations on the terms set forth in Schedule 8.05(c) and payment is made solely out of funds available to the Borrower for the payment of Affiliated
Reimbursement Obligations as set forth in Section 3.02(d)(ii) of the
Disbursement Agreement, and (d) other Contingent Obligations to the extent that the amount of all such other Contingent Obligations does not exceed, in the aggregate, $50,000 (or the equivalent in other currency).

      Section 8.07. Subsidiaries; Advances, Investments and Loans. The Borrower
will not form or have any Subsidiaries, lend money or credit or make deposits
(other than deposits in relation to the payment for goods and equipment in the ordinary course of business) with or advances (except as specifically required by the Construction Contract or the Supply Contract) to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, except that the Borrower may use idle cash to acquire and hold Cash Equivalents solely to give employment to its idle resources in accordance with the Disbursement Agreement.

      Section. 8.08. Transactions. From and after the Disbursement Date, the
Borrower will not (a) enter into or have in effect any transaction or series of related transactions with any Person other than in the ordinary course of business and on an arm's-length basis or (b) establish or have in effect any sole and exclusive purchasing or sales agency, or enter into any transaction whereby the Borrower might receive less than the full ex-works commercial price
(subject to normal trade discounts) for electricity or pay more than ex-works commercial price for products of others, provided, however, that nothing in this
Section 8.08 shall be deemed to prohibit the execution, delivery, declaring effective and performance by the Borrower of the BOT Agreement, the Construction
Contract, the Supply Contract, the Keystone Agreement, the O&M Support
Undertaking, the Assignment and Assumption Agreement, contracts contemplated by the O&M Parameters (including those relating to employee training and secondment of employees), the Funding Agreement or the Lender Credit Agreement.

      Section 8.09. Other Transactions. From and after the Disbursement Date, the Borrower will not enter into or have in effect any partnership, profit-sharing, or royalty agreement or other similar arrangement whereby the
Borrower's income or profits are, or might be, shared with any other Person, or enter into or have in effect any management contract or similar arrangement whereby its business or operations are managed by any other Person, provided, however, that nothing in this Section 8.09 shall be deemed to prohibit the execution, delivery, declaring effective and performance by the Borrower of the contracts contemplated by the O&M Parameters and the Funding Agreement.

      Section 8.10. Modifications to Partnership Agreement of Borrow; Additional
Agreements; Assignments and Modifications of Agreements; Etc.

                                       53

      (a) The Borrower will not (i) amend or modify its Partnership Agreement or other Organization Documents (ii) change its Fiscal Year or (iii) materially change the nature of its present business.

      (b) The Borrower will not become a party to any agreement, contract or commitment (other than (i) (w) the agreements identified in clauses (i) through
(xiv), inclusive, (xvi), (xvii) and (xviii) of the definition of the term
Operating Agreements set forth in Schedule X hereto, but not replacements thereof, (x) the Financing Documents, (y) agreements, contacts or commitments contemplated by the O&M Parameters (including those relating to employee training, secondment of employees and vehicle rentals), the then-current
Construction Budget, the then-current Annual Budget or the Funding Agreement and
(z) agreements, contracts or commitments in respect of Post-Completion Permitted
Indebtedness) which, individually, creates after the Disbursement Date an annual financial obligation of the Borrower in excess of $75,000 (or the equivalent in other currency) or (ii) which would cause the aggregate annual financial obligations of the Borrower after the Disbursement Date under all agreements, contracts and commitments (other than those specified in clauses (w) through (z)
immediately above) to which the Borrower is a party to exceed $150,000 (or the equivalent in other currency).

      (c) Except as contemplated by the Assignment and Assumption Agreement, the
Borrower shall not, directly or indirectly, terminate, cancel or suspend, or permit or consent to any termination, cancellation or suspension of, or enter into or consent to or permit the assignment of the rights or obligations of any party to, any of the Project Documents; provided, however, that prior to the
Disbursement Date and without the prior written consent of the Required Secured
Parties or Eximbank the Borrower may do, permit to be done or consent to any of the foregoing if (i) the Project Document which is the subject of the proposed termination, cancellation, suspension or assignment is an Insurance Contract
(other than an Insurance Contract pertaining to the operation of the Power
Plant) pertaining to the construction of the Power Plant and the Administrative
Agent, after consultation with the Insurance Consultant, shall have consented thereto or (ii) the Project Document which is the subject of the proposed termination, cancellation, suspension or assignment is a non-material
Governmental Approval or an agreement, commitment or understanding described in clause (xv) of the definition of the term "Operating Agreements" set forth in
Schedule X hereto and, in each case, the Administrative Agent shall have reasonably determined that such termination, cancellation, suspension or assignment is not reasonably likely to have a Material Adverse Effect and so notified Eximbank. The Borrower shall not, directly or indirectly amend, modify, supplement or waive, or permit or consent to the amendment, modification, supplement or waiver of, or request a waiver of, any of the provisions of, or give any consent under, any of the Project Documents (except for change orders under the Construction Contract or the Supply Contract or Change in the Work and

                                       54

amendments, modifications, supplements or waivers that, in any such case, have no, or could not reasonably be expected to have any, adverse effect on the rights, benefits, obligations or duties of the Borrower existing on or arising after the Disbursement Date, or the current or prospective operation of any of the Plants or the value of any of the Collateral) without first obtaining the written consent of Eximbank to such proposed or requested amendment, supplement, waiver, or consent (provided, however, that if in any Project Document the consent of the Borrower to an assignment by the other party thereto cannot be unreasonably withheld, the consent of Eximbank to such an assignment shall not be unreasonably withheld). Notwithstanding the foregoing, the Borrower shall not, without the prior written consent of Eximbank (i) directly or indirectly, amend, modify, supplement or waive, or permit or consent to the amendment, modification, supplement or waiver of, (x) any provision of Article 9 of the BOT
Agreement or (y) any other provision of the BOT Agreement governing the terms and conditions of, or the events or circumstances giving rise to the Borrower's or PNOC-EDC's right to require, a buyout of the Power Plant (as defined in the
BOT Agreement); (ii) enter into or permit or grant any amendment or modification of the BOT Agreement or any supplement to or waiver thereunder which is reasonably likely to have an adverse financial impact on the Borrower
(including, without limitation, on the amounts of or timing of payments to the
Borrower under the BOT Agreement); (iii) the definitions of Guaranteed Net Plant
Steam Rate, Net Plant Steam Rate, Performance Tests, Net Deliverable Capacity
Guarantee and Reliability Guarantee, set forth in the Construction Contract; or
(iv) Exhibit E to the Construction Contract.

      (d) Other than the assignment as security of the Project Documents to the
Collateral Trustee as security for the benefit of the Secured Parties, the
Borrower will not assign (except with respect to Permitted Liens) any of its rights or obligations under any Project Document without the prior written consent of Eximbank.

      (e) The Borrower will not take any action under Article 9 of the BOT
Agreement to require a Buyout without the prior written consent of Eximbank.

      (f) From and after the Disbursement Date, without the prior written consent of Eximbank, the Borrower will not refund to PNOC-EDC (but may credit to
PNOC-EDC) any amount described in the penultimate paragraph of Section 5.4 of the BOT Agreement.

      (g) From and after the Disbursement Date, the Borrower shall not claim for itself Force Majeure as provided in Article 14 of the BOT Agreement, Section 22 of the Construction Contract or Section 22 of the Supply Contract without the prior written consent of Eximbank (in consultation with the Independent
Engineer).

                                       55

      (i) The Borrower shall not agree to any proposed revised testing protocols in accordance with the final paragraph of Section 13.5 of the Construction
Contract without the prior written consent of Eximbank.

      Section 8.11. No Other Business. Without the prior written consent of
Eximbank and except as contemplated by Section 8.07 hereof, the Borrower will not carry on any business other than in connection with the completion and operation of the Project and will take no action whether by acquisition or otherwise which would constitute or result in any material alteration to the nature of that business or the nature or scope of the Project.

      Section 8.12. Abandonment. From and after the Disbursement Date, the
Borrower will not abandon or agree to abandon the Project or place it or agree to place it on a "care and maintenance" basis for more than fourteen (14) days in any calendar year, provided, however, that (i) nothing in this Section shall prevent the Borrower from shut-downs necessary for repairs and maintenance at any of the Plants or from putting any of the Plants on a "care and maintenance basis" during any Force Majeure (as defined in the BOT Agreement) not within the control of the Borrower which Force Majeure prevents the Borrower from developing, constructing or operating such Plant; and (ii) nothing in this
Section 8.12 shall be deemed to waive or limit in any way the right of Eximbank to declare an Event of Default as provided in Section 9 hereof, including without limitation Sections 9.06 and 9.07 hereof.

      Section 8.13. Improper Use. The Borrower will not use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of, any portion of the Site or any Plant for any purpose:

      (a) which may be dangerous, unless safeguarded as required by Applicable
Law (provided, however, that this clause (a) shall not be deemed to prohibit the
Borrower from carrying out the Project in accordance with the terms of the BOT
Agreement and the Construction Contract in a reasonable and prudent manner);

      (b) which violates any Applicable Law in any material respect;

      (c) which may constitute a public or private nuisance resulting in a
Material Adverse Effect;

      (d) which may make void, voidable, or cancelable, or increase the premium of, any insurance then in force with respect to the Site or Project or any part thereof unless, in the case of an increase in premium, the Borrower gives proof of payment of such increase; or

                                       56

      (e) otherwise than for the intended purpose thereof in the construction, operation and maintenance of the Plants.

      Section 8.14. Budgets. From and after the Disbursement Date the Borrower will not make expenditures in any Fiscal Year in excess of the projected annual
Operating and Maintenance Costs (including Contingent O&M Amount) set forth in the Annual Budget for such Fiscal Year except for:

      (a) emergency operating costs amounts funded with funds available to the
Borrower pursuant to payment of priorities SIXTH, SEVENTH, EIGHTH or NINTH of
Section 3.02(d)(ii) of the Disbursement Agreement and, to the extent that such funds are not sufficient for such purpose: (i) proceeds of Unsecured Senior
Working Capital Indebtedness or Subordinated Secured Working Capital
Indebtedness permitted under Section 8.05; (ii) proceeds of Optional
Subordinated Loans or Third Party Subordinated Loans permitted under Section
8.05; (iii) proceeds of additional capital contributions to the Borrower; or
(iv) withdrawals from the Debt Reserve Cash Collateral Account permitted under
Section 3.03(b) of the Disbursement Agreement;

      (b) provided no Event of Default has occurred and is continuing, expenditures not to exceed in any Fiscal Year in the aggregate $400,000 (or the equivalent in other currency) required as a result of casualties for which the
Borrower is, in its good faith judgment, insured; provided that (A) the Borrower promptly files a claim or claims for reimbursement under such insurance for any such casualty, (B) the Borrower uses its best efforts to expedite payment of such claims, and (C) the proceeds from any such insurance claims, shall be paid into the Contingency Account; and

      (c) provided no Event of Default has occurred and is continuing, non-budgeted payments of amounts for which the Borrower is liable to PNOC-EDC under Article 4.11 of the BOT Agreement, not to exceed, without the consent of the Required Secured Parties, $5,700.000.

      Section 8.15. Press Releases; Advertising. If the Borrower shall issue, or if the Borrower shall obtain knowledge that any other Person has issued, any press release or other announcement or advertisement that refers to the provision of financing or other support by Eximbank for the Project, the
Borrower shall promptly notify Eximbank thereof and promptly deliver to Eximbank a copy of such press release or other announcement or advertisement.

      Section 8.16. Employees and Employee Plan. The Borrower shall not adopt, establish, maintain, sponsor, administer, contribute to, participate in, or incur any liability under or obligation to contribute to, any Plan or incur any liability to provide post-

                                       57

retirement welfare benefits, except such liability to provide post-retirement welfare benefits as required by Applicable Law.

      Section 8.17. Name Changes; Etc. The Borrower shall not change its name without the prior written consent of Eximbank. The Borrower shall not adopt or change any trade name or fictitious business name without the prior written consent of Eximbank. The Borrower shall execute and deliver to Eximbank and the
Collateral Trustee any additional documents or certificates necessary or advisable to reflect any permitted adoption of or change in its name, trade name or fictitious business name.

      Section 8.18. Equity Ratio. On and after the Disbursement Date, the
Borrower shall not permit the Equity Ratio at any time to be less than 25:75
(which, for the avoidance of doubt, shall be calculated in accordance with generally accepted accounting principles as in effect in the United States from time to time).

      Section 8.19. Payments on Subordinated Debt. Without the prior written consent of Eximbank, the Borrower will not make any payment or delivery of property or cash to any Person on account of any Subordinated Secured Obligation or other subordinated debt or redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration, any Subordinated Secured Obligations or other subordinated debt now or hereafter outstanding, or set aside any funds for any of the foregoing purposes collectively, "Subordinated Debt Payments")
unless:

      (i) such Subordinated Debt Payment is permitted by Applicable Law;

      (ii) no Default or Event of Default is then in existence (or would be in existence after giving effect to such Subordinated Debt Payment);

      (iii) such Subordinated Debt Payment is made only after the Disbursement
Date; and

      (iv) such Subordinated Debt Payment is made in accordance with the provisions of Section 3.02(d)(ii) of the Disbursement Agreement.

      Section 8.20. Limitation on Sale or Re-Export of the Items. The Borrower
shall not, without the prior written consent of Eximbank, sell the Items or use or permit the use of the Items in any country other than the Borrower's Country.
In no event shall the Borrower sell, use or permit the use of any Item in any
Excluded Country.

                                       58

                          SECTION 9. EVENTS OF DEFAULT

      Notwithstanding anything herein or in any of the Financing Documents or elsewhere to the contrary, upon the occurrence of any of the following events
(each of the following events, an "Event of Default"):

      Section 9.01. Payment. The Borrower shall (a) default in the payment when due of any principal of or interest on the Eximbank Note or any other amount owing under this Agreement or the Eximbank Note, (b) default in the payment when due (after giving effect to any grace periods provided in the relevant Financing
Document) of any principal of or interest on, or any other amount owing under, any other Financing Document save for any default arising by reason of a failure of the Collateral Trustee to make any payment where funds are available and payable pursuant to the Disbursement Agreement to meet such payment; or

      Section 9.02. Representations, Etc. Any representation or warranty confirmed or made in any Project Document by the Borrower or any Obligor which is an Affiliate of the Borrower, or in any writing provided by any of the them in connection with the execution and delivery of, or in connection with any disbursement under any of the Lender Credit Agreement or this Agreement or for a payment of monies from any Account by the Collateral Trustee, shall be found to have been incorrect in any material respect when made or deemed to be made and, if remediable, shall continue to be incorrect for a period of thirty (30) days after note thereof shall have been given to the Borrower by Eximbank; or

      Section 9.03. Covenants. (a) The Borrower shall fail to perform or observe any covenant, term or agreement contained in Sections 2.01 (Amount of the
Eximbank Credit; Use of Proceeds), 7.03 (Maintenance of Property; Insurance),
7.14 (Debt Reserve Cash Collateral Account), 8.01 (Liens), 8.02 (Consolidation,
Merger, Sale of Assets, Etc.), 8.03 (Dividends; Restricted Payments), 8.04
(Leases), 8.05 (Indebtedness), 8.06 (Guarantees), 8.07 (Subsidiaries; Advances,
Investments and Loans), 8.10(a), (f) and (g) (Modifications to Partnership
Agreement of Borrower; Additional Agreements; Assignments and Modifications of
Agreements; Etc.), 8.11 (No Other Business); 8.18 (Equity Ratio); Section 8.19
(Payments on Subordinated Debt); or

      (b) The Borrower or any Obligor which is an Affiliate of the Borrower shall fail to perform or observe any other covenant, term or agreement contained in this Agreement or any other Project Document and such failure shall not be remediable or, if remediable, shall continue unremedied for a period of thirty
(30) days after the earlier of (i) the date on which such failure shall have first become known to the Borrower and (ii) the date on which written notice thereof shall have been received by the Borrower from Eximbank; provided that if
(A) such failure cannot be cured within such thirty (30)

                                       59

day period, (B) such failure in the reasonable judgment of the Independent
Engineer or Eximbank is susceptible of cure, (C) the Borrower is proceeding with diligence and in good faith to cure such failure, (D) the existence of such failure in the reasonable judgment of Eximbank has not had and is not reasonably likely to have a Material Adverse Effect and (E) Eximbank shall have received an officer's certificate signed by a Financial Officer of the Borrower to the effect of clauses (A), (B) and (C) above, certifying that the existence of such failure has not had and is not reasonably likely to have a Material Adverse
Effect and stating what action the Borrower is taking to cure such failure, then, such thirty (30) day cure period shall be extended by up to an additional sixty (60) days as shall be necessary for the Borrower diligently to cure such failure; or

      Section 9.04. Default Under Other Agreements. (a) The Borrower shall (i)
default in any payment of any Indebtedness For Borrowed Money (other than as provided in Section 9.01) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness For Borrowed Money was created or (ii) default (other than in the manner referred to in clause (i)) in the observance or performance of any agreement or condition relating to any
Indebtedness For Borrowed Money (other than as provided in Section 9.01) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which such default or other event or condition is to (x) cause any such Indebtedness
For Borrowed Money to become due prior to its stated maturity or (y) if such
Indebtedness For Borrowed Money ranks pari passu in right of payment with the
Eximbank Secured Obligations, permit the Person to whom such Indebtedness For
Borrowed Money is owed to declare the same due and payable prior to the stated
maturity thereof; or

      (b) any Indebtedness For Borrowed Money of the Borrower shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

      (c) any Obligor (other than PNOC-EDC, Ormat and the BOT Operation
Performance Security Issuer) shall (i) default in any payment of any
Indebtedness For Borrowed Money in an aggregate principal amount exceeding the equivalent of $2,000,000 beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness For Borrowed Money was created or (ii) default in the observance or performance of any agreement or condition relating to any Indebtedness For Borrowed Money in an aggregate principal amount exceeding the equivalent of $2,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause any such Indebtedness For Borrowed Money to become due prior to its stated maturity; or

                                       60

      (d) Ormat shall (i) default in any payment of any Indebtedness For
Borrowed Money in an aggregate principal amount exceeding $4,000,000 beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness For Borrowed Money was created or (ii) default in the observance or performance of any agreement or condition relating to any
Indebtedness For Borrowed Money in an aggregate principal amount exceeding
$4,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause any such Indebtedness
For Borrowed Money to become due prior to its stated maturity; provided, however, that if one or more of the events described in this clause (d) shall occur after the date on which Ormat shall cease to be an Obligor, the occurrence of such event or events shall not be deemed an Event of Default unless, in the reasonable judgment of the Required Secured Parties, the occurrence of such event or events has had or is reasonably likely to have a material adverse effect on the operations, business, condition (financial or otherwise) or property of the Borrower; or

      (e) any indebtedness For Borrowed Money in an aggregate principal amount exceeding the equivalent of $2,000,000 of any Obligor (other than PNOC-EDC,
Ormat and the BOT Operation Performance Security Issuer), or any Indebtedness
for Borrowed Money in an aggregate principal amount exceeding $4,000,000 of
Ormat, shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, and, if such Obligor is the Construction Supplier, the existence of such Indebtedness For Borrowed Money that has been declared due and payable prior to the stated maturity thereof, in the reasonable judgment of Eximbank, has had or is reasonably likely to have a Material Adverse Effect; provided, however, that if one or more of the events described in this clause (e) with respect to the Indebtedness For Borrowed Money of Ormat or Ormat International,
as the case may be, shall occur after the date on which Ormat or Ormat
International, as the case may be, shall cease to be an Obligor, the occurrence of such event or events shall not be deemed an Event of Default unless, in the reasonable judgment of Eximbank, the occurrence of such Event or events has had or is reasonably likely to have a Material Adverse Effect; or

      (f) a default shall have occurred in the performance of any material obligation by (i) any Obligor (other than the BOT Operation Performance Security
Issuer) or the Republic under any of the Project Documents to which such Person is a party and such default shall continue unremedied beyond the period of grace, if any, extended to such Person with respect to such default, as specified in the Project Document under which such obligation was created or
(ii) any other party (other than the Persons referred to in clause (i) of this
Section 9.04(f)) under any of the Project Documents and the existence of such default in the reasonable judgment of Eximbank has had or is reasonably likely to have a Material Adverse Effect (and has not been cured within 60 days); or

                                       61

      Section 9.05. Bankruptcy, Etc. (a) There shall have been entered against the Borrower or any Obligor (other than the BOT Operation Performance Security
Issuer or PNOC-EDC) a decree or order by a court adjudging the Borrower or such
Obligor bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the
Borrower or such Obligor under any Applicable Law; or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the
Borrower or such Obligor or of any substantial part of its property or other assets, or ordering the winding up or liquidation of its affairs, or the institution by the Borrower or such Obligor of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it; or the filing by it of a petition or answer or consent seeking reorganization or debt relief under any Applicable Law; or
the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Borrower or any such Obligor or of any substantial part of its property; or the making by it of an assignment for the benefit of creditors; or
the admission by it in writing of its inability to pay its debts generally as they become due; or any other event shall have occurred which under any
Applicable Law would have an effect analogous to any of those events listed above in this subsection with respect to the Borrower or any such Obligor; or
any corporate action is taken by the Borrower or any such Obligor for the purpose of effecting any of the foregoing; provided that any reorganization or reconstruction of a company while solvent with the prior consent of Eximbank shall not be held to constitute any event mentioned in this paragraph; and
provided, further, that in connection with any Obligor, no Event of Default shall be declared under this Section 9.05 if (x) such Person has fully complied and continues to fully comply with all of its obligations under all Project
Documents to which such Person is a party and (y) in the reasonable judgment of
Eximbank, such Event of Default has not had and is not reasonably likely to have a Material Adverse Effect; or

      (b) The General Partner shall convene a meeting of creditors, or shall convene a meeting of its board of directors (or such other applicable controlling body or persons) to determine whether to commence voluntary bankruptcy proceedings; or

      Section 9.06. Project Events. (a) The Borrower shall cease to have the right to possess and use all or any portion of the Site; or

      (b) any event shall have occurred which entitles the Borrower or PNOC-EDC to give a notice under Section 9.1 of the BOT Agreement; or

      (c) the Borrower shall (except as permitted by Section 8.02 hereof) sell or otherwise dispose of any of its interest in the Project; or

                                       62

      (d) an event or circumstance described in subclause (a), (b), (c) or (d)
of Section 15.4.1 of the BOT Agreement shall have occurred, it being understood that for purposes of this Section 9.06(d), the words "one-hundred twenty (120)"
or "120" contained in subclauses (b) and (c) of Section 15.4.1 of the BOT
Agreement shall be replaced with the words "sixty (60)" in each place where such words appear and the words "one hundred fifty (150)" or "150" contained in subclause (d) of Section 15.4.1 of the BOT Agreement shall be replaced by the words "ninety (90)" in each place where such words appear; or

      (e) an event or circumstance described in subclause (a), (b) or (c) of
Section 15.4.2 of the BOT Agreement shall have occurred, it being understood that for purposes of this Section 9.06(e), the words "one-hundred twenty (120)"
contained in subclauses (b) and (c) of Section 15.4.2 of the BOT Agreement shall be replaced with the words "sixty 60" in each place where such words appear; or

      (f) the Borrower shall have received notice from PNOC-EDC under Section
15.2(c) of the BOT Agreement and shall have failed to cure the underlying BOT
Agreement default giving rise to such notice within 15 days after Borrower's receipt thereof; provided, however, that if following the receipt of such notice and prior to Eximbank taking action pursuant to an Event of Default under this
Section 9.06(f), (i) the Borrower and PNOC-EDC shall have agreed in writing to one or more fixed extensions of the period provided for in Section 15.2(c) of the BOT Agreement and (ii) the Borrower shall have provided Eximbank, in the case of each such extension, with an opinion of Philippine counsel reasonably satisfactory to Eximbank to the effect that such extension is legal, valid, binding and enforceable, then an Event of Default under this Section 9.06(f)
shall have occurred only if the Borrower shall have failed to cure the underlying BOT Agreement default giving rise to such notice from PNOC-EDC on or prior to the date falling 15 days prior to the expiry of any such extended period; or

      Section 9.07. Material Adverse Effect. One or more events, conditions or circumstances (including without limitation Force Majeure as defined in Sections
14.1(a) and 14.1(b) of the BOT Agreement) shall exist or shall have occurred which, in the reasonable judgment of Eximbank is reasonably likely to have a
Material Adverse Effect; or

      Section 9.08. Project Documents; Security Document. (a) This Agreement or
any of the other Financing Documents or any of the BOT Agreement, the Supply
Contract, the Construction Contract, the Keystone Agreement or any provision hereof or thereof (i) is or becomes invalid, illegal or unenforceable or any party thereto (other than Eximbank or any Lender Financing Secured Party) shall so assert, or (ii) ceases to be in full force and effect, or shall cease to give the Secured Parties the Liens, rights, powers

                                       63

and privileges purported to be created thereby or hereby or any party thereto
(other than Eximbank or any Lender Financing Secured Party) shall so assert; or

      (b) any of the Project Documents (other than the Financing Documents or any of the BOT Agreement, the Supply Contract, the Construction Contract or the
Keystone Agreement) or any material provision thereof (i) is or becomes invalid, illegal or unenforceable or any party thereto (other than Eximbank or any Lender
Financing Secured Party) shall so assert, and such default shall have continued
for a period of thirty (30) days after notice thereof shall have been given to the Borrower by Eximbank, or (ii) ceases to be in full force and effect, or shall cease to give the Secured Parties the Liens, rights, powers and privileges purported to be created thereby such that the interests of the Secured Parties are adversely affected to a material extent; or

      (c) except as permitted by Section 8.01 hereof, the Security or any component part thereof for any reason fails to constitute a valid and perfected first priority Lien or ceases to be in full force and effect or the Borrower or the grantor or pledgor thereof shall so assert; or

      Section 9.09. Ownership of the Borrower. (a) Orleyte Company shall cease to be the sole general partner of the Borrower; or

      (b) Ormat shall cease to maintain Control (as defined below) of the
Borrower or Orleyte Company or, without the prior written consent of Eximbank, one or more sales or other transfers, directly or indirectly, of any limited partnership interest in the Borrower, shall have occurred such that, after giving effect thereto, either (x) Ormat would own, directly or indirectly, less than 66 2/3% of the aggregate partnership interests in the Borrower free and clear of all Liens (other than the Liens created by the Security Documents) or
(y) Ormat and any of its Affiliates would have received, directly or indirectly, aggregate gross proceeds on account of the sale or other transfer of limited partnership interests of the Borrower exceeding an amount equal to 40% of the capitalization of the Borrower as at the Disbursement Date (for purposes of this
Section 9.09, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a
Person, including operating and maintenance decisions, whether through ownership of voting interests, by contract, or otherwise); or

      (c) The Borrower shall, without the prior consent of Eximbank, permit or suffer to occur any sale, assignment or transfer of any limited partnership interest in the Borrower, or issue or have outstanding any securities convertible into or exchangeable for limited partnership interests in the
Borrower or issue or grant or have outstanding any rights to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreements, arrangements or understandings providing for the issuance (contingent

                                       64

or otherwise) of, or any calls, commitments or claims of any character relating to any limited partnership interest in the Borrower; provided, however, that, if at all times 100% of the general and limited partnership interests in the
Borrower remain subject to a Lien in favor of the Collateral Trustee pursuant to the terms of the Mortgage, Assignment and Pledge Agreement (or any similar security document acceptable to Eximbank) and the Collateral Trustee remains in possession of all of the certificates evidencing partnership interests in the
Borrower together with undated transfer powers endorsed in blank, an Event of
Default shall not be deemed to have occurred under this Section 9.09(c) if (i)
at any time after the date hereof Orleyte Company sells, assigns or transfers limited partnership interests in the Borrower representing not more than 10% of the aggregate partnership interests in the Borrower to each of (x) Itochu pursuant to the terms of the Itochu MOU and (y) EPDCI (or an Affiliate thereof)
on terms no less favorable to Ormat and its Affiliates than those in the Itochu
MOU and (ii) at any time from and after the Disbursement Date (A) any sale, assignment or transfer referred to in this Section 9.09(c), (B) full dilution of the limited partnership interests in the Borrower by the methods noted above in this Section 9.09(c) or (C) any combination thereof would not have the effect of reducing below 66 2/3% the aggregate direct or indirect ownership of Ormat in the Borrower; or

      Section 9.10. Judgments. One or more judgments or decrees shall be entered
(i) against the Borrower or any Partner involving in the aggregate a liability not paid or fully covered by insurance) of $2,000,000 or more; or (ii) prior to the date on which Ormat shall cease to be an Obligor, against Ormat involving in the aggregate a liability (not paid or fully covered by insurance) of $4,000,000 or (ii) prior to the date on which Ormat International shall cease to be an
Obligor, against Ormat International involving in the aggregate a liability (not paid or fully covered by insurance) of $2,000,000 or more; or (iv) prior to the date on which the Construction Contractor shall cease to be an Obligor, against the Construction Contractor involving in the aggregate a liability (not paid or fully covered by insurance) of $2,000,000 or more, which liability, in the reasonable judgment of the Required Secured Parties, has had or is reasonably likely to have a Material Adverse Effect; or (v) prior to the date on which the
Construction Supplier shall cease to be an Obligor, against the Construction
Supplier involving in the aggregate a liability (not paid or fully covered by insurance) of $2,000,000 or more, which liability, in the reasonable judgment of the Required Secured Parties, has had or is reasonably likely to have a Material
Adverse Effect; or (vi) prior to the date on which any other Obligor ceases to be an Obligor, against such Obligor involving in the aggregate a liability (not paid or fully discharged by insurance) of $2,000,000 or more, which liability in the reasonable judgment of the Required Secured Parties has had or is likely to have a Material Adverse Effect; and in any such case all such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days after the entry thereof; or

                                       65

      Section 9.11. Governmental Action. Any government or Governmental
Authority shall have condemned, nationalized, seized, or otherwise expropriated all or any substantial part of the property or other assets of the Borrower or of its general or limited partnership interests or shall have assumed custody or control of such property or other assets or of the business or operations of the
Borrower or of its general or limited partnership interests or shall have taken any action for the dissolution or disestablishment of the Borrower or any action that would prevent the Borrower or its officers from carrying on its business or operations or a substantial part thereof; or

      Section 9.12. Permits. The Borrower or any Obligor shall fail to obtain, renew, maintain or comply in all material respects with any Governmental
Approval set forth in Schedule 5.01(t) hereof or any license, approval or consent referred to in Section 5.2(c) of the Lender Credit Agreement; or any
such Governmental Approval or license, approval or consent shall be rescinded, terminated, suspended, modified or withheld or shall be determined to be invalid or shall cease to be in full force and effect; or any proceeding shall be commenced by or before any Governmental Authority for the purpose of rescinding, terminating, suspending, modifying or withholding any such Governmental Approval or license, approval or consent and such proceeding is not dismissed within 60 days; and such failure, rescission, determination of invalidity, termination, suspension, modification, withholding, cessation or commencement is reasonably likely to have a Material Adverse Effect; or

      Section 9.13. Transfer of Collateral; Event of Loss; Diminution of
Property Rights. (a) Title to or any right in all or any part of (i) the
Mortgage Collateral, (ii) any of the Plants or (iii) any other collateral purported to be covered by the Security Documents (other than as permitted pursuant to this Agreement, including Section 8.02 hereof) shall become vested in any party other than the party named as owner and/or holder thereof in the applicable Security Document, whether by operation of law or otherwise, or (iv)
there shall have occurred an Event of Loss; or

      (b) Except as otherwise permitted pursuant to this Agreement, the Borrower hereafter grants any easement or dedication, files any plat, declaration or restriction or enters into any lease or sub-lease concerning the Site or any portion thereof, the Mortgage Collateral or any of the Plants and the effect thereof is determined by Eximbank, in its reasonable discretion, to be material and adverse to the Site or such portion, the Mortgage Collateral, such Plant or
Plants or the Borrower; or

      Section 9.14. Regulatory Status. The Borrower shall fail to remain continuously exempt from all regulation under PUHCA as a result of being a
"foreign utility company" under Section 33 of PUHCA or otherwise; or

                                       66

      Section 9.15. ERISA. Any of the following events occur or exist with respect to the Borrower or, in the case of (a) through (e) below, any ERISA
Affiliate: (a) any Termination Event with respect to any Plan; (b) any event or circumstance that is reasonably likely to constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the imposition of liability in respect of any Pension Plan (other than a liability to the PBGC for insurance premiums the payment of which is not yet due); (c) any Pension Plan shall have an accumulated funding deficiency as defined in Section 412 of the
Code or Section 302 of ERISA; (d) any Plan intended to be qualified under
Section 401(a) or 401(k) of the Code shall be disqualified; (e) any Plan shall be subject to an excise tax pursuant to Code Section 4980B or shall fail to comply with Sections 601-606 (inclusive) of ERISA; (f) the Borrower provides employee welfare benefits to retirees other than statutorily required or pursuant to Section 601 et seq. of ERISA and Section 4980B of the Code; or (g)
the Borrower incurs liability under or relating to any Plan resulting from a violation of ERISA, the Code and/or any other applicable law, including without limitation the Age Discrimination in Employment Act, the Americans With
Disabilities Act and Title VII of the Civil Rights Act, each as amended; and in each case above, such event or condition, individually or in the aggregate, together with all other such events or conditions, if any, is reasonably likely to subject the Borrower to any tax, penalty, or other liability to a Plan, a
Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate has had or is reasonably likely to have a Material Adverse Effect;
or the Borrower or any ERISA Affiliate shall fail to pay when due an amount or amounts which it shall have become liable to pay under Title IV or ERISA or as a contribution to a Pension Plan and/or Multiemployer Plan which, as a result, has had or is reasonably likely to have a Material Adverse Effect; or

      Section 9.16. Funding Agreement. Ormat International, Inc. shall fail to cause the Affiliated Funding Entities to make any Post-Completion Standby
Subordinated Loan or Post-Completion Standby Equity Contribution or shall fail to cause the Affiliated Funding Entities to pay any amount required to be paid by either of them under, or otherwise to comply with any of the terms of, the
Funding Agreement required to be performed after the Eximbank Disbursement Date;
provided that no Event of Default under this Section 9.16 shall be declared as a result of any such failure of the Affiliated Funding Entities to make a
Post-Completion Standby Subordinate Loan or a Post-Completion Standby Equity
Contribution if within 30 days after such failure Ormat shall have paid all such defaulted amounts pursuant to the terms of the Post-Completion Ormat Guaranty;

then, (a) in the event that an Event of Default described in Section 9.01(a)
with respect to any amount owing to Eximbank shall occur and be continuing on or prior to the Disbursement Date, Eximbank shall have the right to suspend disbursement of the Eximbank Credit in accordance with Section 4.03(a), and (b)
in the event that any Event

                                       67

of Default (including any Event of Default described in Section 9.01(a) with respect to any amount owing to Eximbank) shall occur, and at any time thereafter, if such Event of Default is continuing on and/or after the
Disbursement Date, Eximbank shall have the right to (i) take any actions necessary to cure such Event of Default and/or declare an Event of Default, (ii)
declare, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Borrower, the entire amount of Borrower's outstanding Eximbank Secured Obligations to be immediately due and payable, irrespective of any other provision of any Financing Document, whereupon the same shall be and become immediately due and payable (provided that if an Event of Default specified in Section 9.05 shall have occurred or a Buyout shall have occurred, the entire amount of Borrower's outstanding Eximbank Secured
Obligations shall be automatically immediately due and payable without any declaration, presentment, demand, protest or notice or other act of any kind by
Eximbank or any of the other Secured Parties whatsoever), and (iii) proceed to enforce or cause or instruct the Collateral Trustee to enforce any remedies provided under any of the Financing Documents. If an event or occurrence constitutes an Event of Default or Default under more than one of the provisions of this Section 9, Eximbank may during the continuance of such Event of Default take all actions and remedies provided hereunder upon expiration of the shortest grace period, if any, applicable to such Default or Event of Default.

                   SECTION 10. GOVERNING LAW AND JURISDICTION

      Section 10.01. Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A
CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA,
AND SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE
LAWS OF SUCH STATE WITHOUT REGARD TO THE CONFLICT OF LAWS RULES THEREOF.

      Section 10.02. Submission to Jurisdiction; Service of Process. (a) The
Borrower irrevocably agrees that any legal action or proceeding against the
Borrower with respect to this Agreement, the Eximbank Note or any Financing
Document may be brought in the courts of the State of New York in the County of
New York or of the United States for the Southern District of New York and, by
execution and delivery of this Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower agrees that a judgment, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding upon the Borrower, and may be enforced in any other jurisdiction, including without limitation the Republic, by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment. The Borrower hereby irrevocably designates, appoints and empowers CT Corporation System, with offices on the date hereof at 1633
Broadway, New York, New

                                       68

York 10019, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, the Borrower agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to Eximbank, advise Eximbank thereof, and deliver to Eximbank evidence in writing of the successor agent's acceptance of such appointment. The Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower, at its address set forth opposite its signature below, such service to become effective 30 days after such mailing.
The foregoing provisions constitute, among other things, a special arrangement for service between the parties to this Agreement for the purposes of 28 U.S.C.
(section) 1608. Nothing herein shall affect the right of the Collateral Trustee or Eximbank to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in the Republic or in any other jurisdiction.

      (b) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement, the Eximbank
Note or any other Financing Document brought in the courts referred to in clause
(a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

      Section 10.03. Waiver of Sovereign Immunity. The Borrower acknowledges and agrees that the activities contemplated by the provisions of this Agreement, the
Eximbank Note and the Financing Documents are commercial in nature rather than governmental or public, and therefore acknowledges and agrees that it is not entitled to any right of immunity on the grounds of sovereignty or otherwise with respect to such activities or in any legal action or proceeding arising out of or relating to this Agreement, the Eximbank Note or the other Financing
Documents. The Borrower, in respect of itself, its process agents, and its properties and revenues, expressly and irrevocably waives any such right of immunity which may now or hereafter exist (including any immunity from any legal process, from the jurisdiction of any court or from any execution or attachment in aid of execution prior to judgment or otherwise) or claim thereto which may now or hereafter exist, and agrees not to assert any such right or claim in any such action or proceeding, whether in the United States or otherwise.

                                       69

                            SECTION 11. MISCELLANEOUS

      Section 11.01. Transportation. All items which are financed under the
Eximbank Credit and which are exported by ocean vessel must be transported from the United States in vessels of U.S. Registry as required by 46 U.S.C.
(section)1241-1 (Public Resolution No. 17 of the 73rd Congress of the United
States, as amended), except to the extent that a waiver of this requirement is obtained from the U.S. Maritime Administration ("MARAD"). If shipments are made on non-U.S. vessels without a waiver or contrary to the provisions of the waiver, the Items will not be eligible for financing under the Eximbank Credit or for coverage under the Eximbank Guaranty Agreement.

      Section 11.02. Transportation Costs. The costs of ocean or air freight for shipment of any item on a vessel or aircraft of non-U.S. registry pursuant to a waiver from MARAD will constitute Foreign Cost associated with such Item if such costs are included in the Contract Price of such Item. If such freight costs are for shipment of an Item on a vessel or aircraft of U.S. registry, such costs will constitute U.S. Content.

      Section 11.03. Insurance. The Borrower shall obtain insurance against marine and transit hazards on all shipments of the Items in an amount not less than the amount of the Disbursements made with respect to those shipments.
United States insurers shall be given a nondiscriminatory opportunity to bid for such insurance business related to the Items. The cost of the premiums for such insurance may be included in the U.S. content of the insured Item if the insurance is placed in the United States with a United States company. In all other cases, the cost of the premiums shall be included in the Foreign Cost associated with the Item.

      Section 11.04. Disposition of Indebtedness. Eximbank may sell, transfer, pledge, negotiate, grant participations in or otherwise dispose of all or any part of the Borrower's indebtedness under this Agreement and the Eximbank Note to any party, and any such party shall enjoy all the rights and privileges of
Eximbank under this Agreement and the Eximbank Note. The Borrower shall, at the request of Eximbank, execute and deliver to Eximbank or to any party that
Eximbank may designate any such further instruments as may be necessary or desirable to give full force and effect to the disposition by Eximbank.
Notwithstanding anything to the contrary contained herein, the Borrower may not assign or otherwise transfer any of its rights or obligations under this
Agreement without the prior written consent of Eximbank.

      Section 11.05. Taxes. (a) The Borrower agrees to pay all amounts owing by it to Eximbank under this Agreement, the Eximbank Guarantee Agreement, the
Eximbank Note or any other Financing Document free and clear of and without deduction for any Taxes. The Borrower further agrees:

                                       70

      (i) that if it is prevented by operation of law from paying any Taxes, then the interest rate or fees required to be paid under this Agreement, the
Eximbank Guarantee Agreement, the Eximbank Note or any other Financing Document shall increase by the amount necessary to yield to Eximbank interest, fees or expenses in the amounts provided for in this Agreement, the Eximbank Guarantee
Agreement, the Eximbank Note or such other Financing Document after provision for the payment of all such Taxes;

      (ii) that it shall at the request of Eximbank execute and deliver to
Eximbank such further instruments as may be necessary or desirable to effect the increased in the interest or fees as provided for in clause (i) immediately above, including new Eximbank Notes to be issued in exchange for any Eximbank
Note previously issued;

      (iii) that it shall hold Eximbank harmless from and against any liabilities with respect to any such Taxes (whether or not properly or legally asserted);

      (iv) to provide Eximbank with the original or a certified copy of evidence of the payment of any Taxes by the Borrower as Eximbank may reasonably request, or, if no Taxes have been paid, to provide Eximbank, at Eximbank's request, with a certificate from the appropriate taxing authority or an opinion of counsel acceptable to Eximbank stating that no Taxes are payable.

      (v) In the event that it is necessary for Eximbank to cooperate with the
Borrower in order for the Borrower to fulfill its obligations under this Section
11.05, Eximbank shall cooperate to the extent necessary, provided Eximbank shall incur no expense or other liability in connection therewith.

      (b) In the event Eximbank assigns or transfers its rights, title and interest under this Agreement to a Person which is not a Person entitled to tax exemptions on its assets, revenues and operations substantially similar to the tax exemptions applicable to Eximbank, then the definite n of "Taxes" applicable to such Person for purposes of this Agreement shall be the definition of
"Covered Taxes" set forth herein.

      Section 11.06. Disclaimer. Eximbank shall not be responsible in any way for the performance of the Purchase Contracts, and no claim against the supplier of any Item or any other person with respect to the performance of the Purchase
Contracts will affect the obligations of the Borrower under this Agreement, the
Eximbank Note or any Financing Document.

      Section 11.07. Indemnities and Expenses. (a) The Borrower shall, whether or not the transactions herein contemplated are consummated, pay the reasonable fees and expenses of the Independent Enginier, the Insurance Consultant, Winston
& Strawn, special counsel to Eximbank, and Castillo Laman Tan Panteleon & San
Jose, special

                                       71

Philippine counsel to Eximbank and the law firms referred to in Sections 5.01(b)
and 5.02(b), and all reasonable costs and expenses incurred by Eximbank, incurred in connection with (i) the preparation, printing, execution, delivery, administration, registration (where appropriate) or enforcement of this
Agreement, the Eximbank Note, the Eximbank Guarantee Agreement and the other
Financing Documents and any other documents related thereto (including the Legal
Opinions); (ii) any amendment or modification to, preservation of rights under, or waiver in connection with, the Financing Documents or any such other document; and (iii) the registration (where appropriate) and the delivery of the evidences of Indebtedness relating to the Eximbank Credit and the Disbursement thereof.

      (b) The Borrower Shall, whether or not the transactions herein contemplated are consummated, (i) pay and hold Eximbank harmless from and against any and all present and future stamp and other similar taxes and documentary or registration fees with respect to the matters referred to in the foregoing clause (a) and save Eximbank harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to Eximbank) to pay such taxes or fees; and (ii)
indemnify Eximbank and each of its respective officers, directors, employees, representatives, attorneys and agents from and hold each of them harmless against any and all liabilities incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not Eximbank is a party thereto)
related to the entering into and/or performance of this Agreement, the Eximbank
Note, the Eximbank Guarantee Agreement or any other Project Document or the use of the proceeds of the Eximbank Credit or the consummation of any transactions contemplated herein or in any other Project Document, including, without limitation, the reasonable fees and disbursements of counsel selected by such indemnified party incurred in connection with any such investigation, litigation or other proceeding or in connection with enforcing the provisions of this
Section 11.07(b) (but excluding any such liabilities, obligations or losses, to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified or its officers, directors, employees, representatives, attorneys or agents, as the case may be as determined by a court of competent jurisdiction). Without limitation to the foregoing provisions of this paragraph, the indemnity provided hereunder shall cover any loss, liability or expense reasonably incurred other than by reason of gross negligence or wilful misconduct on behalf of Eximbank arising out of or in connection with claims by third parties (including without limitation any Lender or the Administrative Agent) to whom a copy of the Information Memorandum has been distributed with the knowledge of the Borrower against Eximbank relating to any alleged inaccuracy of the factual information (taken as a whole) which, for the avoidance of doubt shall not include any information by way of projections, estimates or other expressions of view as to future circumstances (provided that such projections, estimates or other expressions of view are

                                       72

expressed in good faith and on the basis of assumptions which when made were viewed by the Borrower in good faith to be reasonable) contained in, or any alleged omission of information which will render such aforesaid factual information (taken as a whole) inaccurate or misleading in a material respect from, the Information Memorandum and the Project Documents. Eximbank shall (1)
use reasonable efforts to, upon its becoming aware of any event which may result in the Borrower being required to perform any of its indemnity obligations under this paragraph (b), promptly notify the Borrower (provided that failure to so notify shall not mitigate the obligations of the Borrower hereunder), (2) upon request from the Borrower consult with the Borrower regarding any step
(including any step which may mitigate the effect of such event) it proposes to take in respect of such event and (3) consult with the Borrower before entering into any settlement or compromise in relation to any such claims, actions or suits.

      (c) Without limitation to the provisions of paragraph (b) above, the
Borrower agrees to defend, protect, indemnify and hold harmless Eximbank and each of its officers, directors, employees, representatives, attorneys and agents from and hold each of them harmless against any and all liabilities
(including removal and remedial actions), obligation, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements
(including reasonable attorneys' and consultants' fees and disbursements)
imposed on or asserted against any such Persons directly or indirectly based on, or arising or resulting from, (i) the actual or alleged presence of Hazardous
Materials on, under or at any of the Plants or any portion of the Site, (ii) any
Environmental Claim relating to the Borrower or the Project or arising out of the use of any of the Plants or any portion of the Site, or (iii) the exercise of Eximbank's rights under any of the provisions of this Section regardless of when any such matters arise, but excluding any matter based solely on the gross negligence or willful misconduct of Eximbank or its officers, directors, employees, representatives, attorneys or agents, as the case may be. Eximbank shall (1) use reasonable efforts to, upon its becoming aware of any event which may result in the Borrower being required to perform any of its obligations under this paragraph (c), promptly notify the Borrower (provided that failure to so notify shall not mitigate the obligations of the Borrower hereunder), (2)
upon request from the Borrower consult with the Borrower regarding any step
(including any step which may mitigate the effect of such event) it proposes to take in respect of such event and (3) consult with the Borrower before entering into any settlement or compromise in relation to any such claims, actions or suits.

      (d) To the extent that the undertaking in the preceding paragraphs of this
Section may be unenforceable because it is violative of any law or public policy, the Borrower will contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of such undertakings.

                                       73

      (e) All sums paid and costs incurred by Eximbank with respect to any matter indemnified hereunder shall bear interest at the default rate applicable to the Eximbank Credit from the date so paid or incurred until reimbursed by the
Borrower, and all such sums and costs shall be added to the debt and be secured by the Security Documents and shall be immediately due and payable on demand.

      Section 11.08. Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, Eximbank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by Eximbank to or for the credit or the account of the
Borrower against and on account of the Eximbank Secured Obligations and liabilities of the Borrower to Eximbank under this Agreement or under any of the other Financing Documents, and all other claims of any nature or description arising out of or connected with this Agreement or any other Financing Document, irrespective of whether or not Eximbank shall have made any demand with respect thereto.

      Section 11.09. Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, except that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Eximbank.

      Section 11.10. No Waiver; Remedies Cumulative. No failure or delay on the part of Eximbank in exercising any right, power or privilege hereunder or under any other Financing Document and no course of dealing between the Borrower and
Eximbank shall impair any such right, power or privilege or operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Financing Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other
Financing Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which Eximbank would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Eximbank to any other or further action in any circumstances without notice or demand.

      Section 11.11. Severability. Any provision of this Agreement, the Eximbank
Note and any other Financing Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability but that shall not invalidate the remaining provisions of this

                                       74

Agreement, the Eximbank Note or any Financing Document or affect such provision in any other jurisdiction.

      Section 11.12. English Language. All documents to be furnished or communications to be given or made under this Agreement or any other Financing
Document shall be in the English language.

      Section 11.13. Calculations; Computations. All financial calculations to be made under, or for the purposes of, this Agreement shall be determined in accordance with Philippine generally accepted accounting principles, applied on a consistent basis and, except as otherwise required to conform to the definitions contained in Schedule X or any other provisions of this Agreement, shall be calculated from the then most recently issued quarterly financial statements which the Borrower is obligated to furnish to Eximbank from time to time, as provided hereunder; provided, however, that (a) if the relevant quarterly financial statements should be in respect of the last quarter of a
Fiscal Year then, at the option of Eximbank, such calculations may instead be made from the audited financial statements for the relevant Fiscal Year, and (b)
if there should occur any material adverse change in the financial condition or results of operations of the Borrower after the end of the period covered by the relevant financial statements, then such material adverse change shall also be taken into account in calculating the relevant figures.

      Section 11.14. Survival. All indemnities set forth herein shall survive the execution and delivery of this Agreement and the Eximbank Note, the execution, delivery and termination of the Eximbank Guarantee Agreement, and the making and repayment of the Eximbank Credit.

      Section 11.15. Amendments. No term or provision of this Agreement may be amended, changed, modified or waived except by an instrument in writing signed by the party against whom such amendment, change, modification or waiver is sought to be enforced.

      Section 11.16. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

      Section. 11.17. Notices. Except as otherwise expressly provided herein,
(a) all notices and other communications provided for hereunder shall be provided in writing (including telegraphic, telex, facsimile or cable communication) and shall be sent by telecopy, telex, telegraph or cable with the original of such communication dispatched by (if inland) overnight or (if overseas) international courier and, if such courier service is not available, by registered airmail (or, if inland, registered first-class mail) with

                                       75

postage prepaid to the Borrower, the Collateral Trustee and Eximbank at their respective addresses specified below, or at such other address as shall be designated by such party in a written notice to the other parties hereto and (b)
all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective seven (7) days after being deposited in the mails in the manner as aforesaid, when delivered to the telegraph company or cable company (if inland), one (1) day or (if overseas)
three (3) days after delivery to a courier in the manner as aforesaid, as the case may be, or when sent by telex (with the correct answer back) or telecopier:

      Addresses:

      If to the Borrower:

      ORMAT LEYTE CO. LTD.
      Solid Bank Building
      8th Floor
      777 Paseo de Roxas
      Makati City  1200
      Philippines
      Attn: President
      Tel: 011-632-812-5631
      Fax: 011-632-812-5638

      and with copies to:

      ORMAT INTERNATIONAL, INC.

      980 Greg Street
      Sparks, Nevada  89431
      Attn: President
      Tel: (702) 356-9029
      Fax: (702) 356-9039

      with a copy of any notice relating to a dispute to:

      Robert E. Giles
      Perkins Coie
      1201 Third Avenue
      40th Floor
      Seattle, WA  98101-3099
      Tel: (206) 583-8536
      Fax: (206) 583-8500

                                       76

      If to Eximbank:

      EXPORT-IMPORT BANK OF THE UNITED STATES
      811 Vermont Avenue, N.W.
      Washington, D.C.  20571
      U.S.A.
      Attn:  Vice President-
             Project Finance (AP069721-Philippines)
      Tel: (202) 565-3690
      Fax: (202) 565-3695
      Telex: RCA 248460 EXBK UR
             TRT 197681 EXIM UT
             WUI 64319 EXIBANK
             WUT 89461 EXIBANK WSH

      with a copy of each notice to:

      Winston & Strawn
      1400 L Street, N.W.
      Suite 800
      Washington, D.C.  20005
      Attn: Administrative Partner
            (U.S. Eximbank -- Leyte Field Project)
      Tel: (202) 371-5971
      Fax: (202) 371-5950

      Section 11.18. Judgment Currency. All payments of principal, interest, fees or other amounts due to Eximbank under this Agreement, the Eximbank Note or any other Financing Document shall be made in Dollars, regardless of any law, rule, regulation or statute, whether now or hereafter in existence or in effect in any jurisdiction, which affects or purports to affect such obligations. The obligation of the Borrower in respect of any amount due under this Agreement, the Eximbank Note or any other Financing Document, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), shall be discharged only to the extent of the amount in Dollars that the Person entitled to receive that payment may, in accordance with normal banking procedures, purchase with the sum paid in that other currency (after any premium and costs of exchange) on the Business Day immediately succeeding the day on which that
Person receives that payment. If the amount in Dollars that may be so purchased for any reason falls short of the amount originally due, the Borrower shall pay such additional amounts, in Dollars, to compensate for the shortfall. Any obligation of the Borrower not discharged by that payment shall continue to be due as a separate and

                                       77

independent obligation and shall accrue interest in accordance with Section 3.02 until discharged as provided herein.

      Section 11.19. Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this
Agreement.

      Section 11.20. Prior Agreements Superseded. This Agreement, the Eximbank
Guarantee Agreement, the Eximbank Note and the other Financing Documents to which the Borrower is a party shall completely and fully supersede all prior understandings or agreements, both written and oral, among the parties hereto regarding the Eximbank Credit and the Eximbank Guarantee Agreement.

      Section 11.21. No Recourse. Except as provided in the last sentence of and the proviso to the penultimate sentence of this Section 11.21, neither any
Partner, the Construction Supplier or the Construction Contractor nor their respective shareholders or Affiliates (other than the Borrower), nor its or their respective officers, directors, stockholders, controlling persons or employees (each, a "Non-Recourse Party"), shall have any personal liability for any amounts payable by the Borrower hereunder or under the Eximbank Note or any other Project Document or for the performance of any covenant, agreement or obligation of the Borrower, or for the breach of any representation, warranty or covenant of the Borrower under this Agreement, the Eximbank Note or any other
Project Document, agreement, undertaking, certificate or other document delivered by or on behalf of the Borrower in connection with this Agreement, and therefore no judgment or recourse shall be sought or enforced against any
Non-Recourse Party for the payment or performance of the obligations of the
Borrower under any Project Document or any other such agreement, undertaking, certificate or document executed by the Borrower. Except as provided in the last sentence of this Section 11.21, it is expressly understood that all obligations and liabilities of the Borrower under this Agreement, the Eximbank Note and the other Project Documents to which the Borrower is a party and any other related document, agreement or instrument executed by the Borrower are solely obligations of the Borrower, provided, that such limitation of liability shall not apply to a Non-Recourse Party if and to the extent that such Non-Recourse
Party commits fraud or misappropriation of earnings, revenues, profits or proceeds from the Borrower or the Project. Notwithstanding anything herein to the contrary, nothing herein shall limit, or be construed or deemed to limit, the liability of any Non-Recourse Party under any Project Document to which such
Non-Recourse Party is in its individual capacity a party.

      IN WITNESS WHEREOF, the parties to this Agreement have caused this
Agreement to be duly executed and delivered in the United States as of the date set forth below.

                                       78

ORMAT LEYTE CO. LTD.                         EXPORT-IMPORT BANK OF THE
                                                UNITED STATES

By ORLEYTE COMPANY
      its General Partner

     By /s/ Patrick Francois                     By /s/ Indecipherable
        ----------------------------                ----------------------------
              (Signature)                                    (Signature)

     Name Patrick Francois                       Name
         ---------------------------                 ---------------------------
                (Print)                                        (Print)

     Title Vice President                        Title
          --------------------------                  --------------------------
                (Print)                                        (Print)

Date of Execution:  May 13, 1996

Eximbank Credit No. AP069721 Philippines